UNITED STATES

SECURITIES AND EXCHANGE COMMISSION WASHINGTON, D.C. 20549

SCHEDULE 14C

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

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CHINA TEL GROUP, INC. (Name of Registrant Specified In Its Charter)

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CHINA TEL GROUP, INC. 12526 High Bluff Drive, Suite 155 San Diego, California 92130

NOTICE OF ACTION TO BE TAKEN PURSUANT TO THE WRITTEN CONSENT OF STOCKHOLDERS

PRELIMINARY COPY

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

February [__], 2011 To the Stockholders of China Tel Group, Inc.

NOTICE IS HEREBY GIVEN that the holders of the outstanding shares of the Series A common stock (“Series A Common Stock”) and the Series B common stock (“Series B Common Stock”) of China Tel Group Inc. (“Company”) who, in the aggregate, hold a majority of the voting power of all shares of the Company’s common stock entitled to vote have, by written consent in lieu of a special meeting of the Company’s stockholders, approved of the following actions (“Actions”):

(1) amend the Company’s Articles of Incorporation to increase the number of authorized shares of Series A Common Stock from 500,000,000 shares to 1,000,000,000 shares;

(2) amend the Company’s Bylaws to, among other things, include the following changes:

(a) increase in the maximum number of directors from eight to nine;

(b) modify certain procedures by which notice of meetings of directors and Board committees may be given and by which meetings of directors and Board committees may be conducted; and

(c) other procedural changes, as set forth in the Amended Bylaws of the Company attached as Exhibit B to this Information Statement; and

(3) enter into an Executive Employment Agreement with Tay Young Lee to compensate him at the annual rate of $350,000, to provide him with other employment benefits and to issue him 66,909,088 shares of the Company's Series B common stock, as set forth in the Executive Employment Agreement attached as Exhibit C to this Information Statement.

The cost of furnishing this Information Statement will be borne by us.  We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of our voting securities held of record by them and will reimburse such persons for out-of-pocket expenses incurred in forwarding such material.

These Actions were approved on November 1, 2010 by written consent of our Board of Directors and by a majority of our shareholders in accordance with Section 78.315 and 78.320 of the Nevada Revised Statutes. Your vote is not required to approve any of the foregoing actions, and the enclosed Information Statement is not a request for your vote or a proxy. The accompanying information statement is furnished only to inform stockholders of the Actions taken by written consent described above before they take effect in accordance with Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended (the “Act”).  Pursuant to Rule 14c-2 under the Act, the proposals will not be adopted until a date that is at least twenty (20) days after the date this Information Statement has been mailed to our shareholders. This Information Statement is first being mailed to you on or about February ___, 2011, and we anticipate an effective date of the Actions to be on or about February ___, 2011.  No dissenter’s rights are afforded to our stockholders under Nevada law in connection with the Actions described below.

This Notice and the attached Information Statement are being sent to you for informational purposes only.  You are not being asked to take any action with respect to the Actions.

By Order of the Board of Directors,

/s/ George Alvarez George Alvarez Chief Executive Officer and Member of the Board of Directors

/s/ Kenneth L. Waggoner Kenneth L. Waggoner Secretary and Member of the Board of Directors

CHINA TEL GROUP, INC.
A Nevada corporation

12526 High Bluff Drive, Suite 155
San Diego, California  92130
PRELIMINARY INFORMATION STATEMENT

Pursuant to Section 14(c) of the Securities Exchange Act of 1934, as amended

Approximate Date of Mailing: February ___, 2011

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

GENERAL INFORMATION

This Preliminary Information Statement (“Information Statement”) has been filed with the United States Securities and Exchange Commission (“SEC”) pursuant to Section 14(c) of the Securities Exchange Act of 1934, as amended (“Exchange Act”), and is being furnished to the holders of the outstanding shares of common stock (par value $0.001) of China Tel Group, Inc., a Nevada corporation (“Company,” “we,” “us,” “our,” or similar terms).  Effective as of November 1, 2010, pursuant to Sections 78.15 and 78.320 of the Nevada Revised Statutes (“NRS”), the Company received, by written consent in lieu of a meeting, the approval of stockholders holding 159,427,713 shares of common stock, representing 70.53% of the total possible votes outstanding, authorizing the following actions (“Actions”):

(1) amend the Company’s Articles of Incorporation to increase the number of authorized shares of Series A common stock from 500,000,000 shares to 1,000,000,000 shares, as set forth in the Certificate of Amendment to the Articles of Incorporation attached as Exhibit A to this Information Statement;

(2) amend the Company’s Bylaws, which among other things, include the following changes:

(a) increase in the maximum number of directors from eight to nine;

(b) modify certain procedures by which notice of meetings of  directors and Board committees may be given and by which meetings of directors and Board committees may be conducted; and

(c) other procedural changes as set forth in the Amended Bylaws of the Company attached as Exhibit B to this Information Statement; and

(3) enter into an Executive Employment Agreement with our President Tay Young Lee (“Mr. Tay”) to compensate him at the annual rate of $350,000, to provide him with other employment benefits and to issue him 66,909,088 shares of the Company's Series B common stock, as set forth in the Executive Employment Agreement attached as Exhibit C to this Information Statement.

A copy of the Company’s newly approved: (i) Certificate of Amendment to Articles of Incorporation (“Amended Articles of Incorporation”); (ii) Amended Bylaws of China Tel Group, Inc. (“Amended Bylaws”); and (iii) Executive Employment Agreement are attached to this Information Statement as Exhibits A, B and C, respectively.

Our Board of Directors (“Board”) fixed October 6, 2010 as the record date (“Record Date”) for determining the stockholders entitled to give written consent to the Actions.  Stockholders holding an aggregate as of the Record Date of 92,518,625 shares of our outstanding Series A common stock (“Series A Common Stock”), with a power of one vote per share, plus 66,909,088 shares of our outstanding Series B common stock (“Series B Common Stock”), with a power of ten (10) votes per share, being equal to 70.53% of the total voting power of all of the Company’s common stock then outstanding, have executed written consent resolutions approving the Actions.  As our stockholders holding 70.53% of the voting power of our outstanding common stock have already approved of the Actions by written consent, we are not seeking approval for the Actions from any of our remaining stockholders, nor will they be given an opportunity to vote on the Actions.  All necessary corporate approvals have been obtained, and this Information Statement is being furnished solely for the purpose of providing advance notice to our stockholders of the Actions, as required by the Exchange Act.

We will pay all costs associated with the distribution of this Information Statement, including the costs of printing and mailing.  We will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending this Information Statement to the beneficial owners of our common stock.

Under Section 14(c) of the Exchange Act and Rule 14c-2 promulgated thereunder, the Actions cannot become effective until 20 days after the date this Information Statement is sent to our stockholders.  This Information Statement was mailed to our stockholders on or about February ___, 2011 (“Mailing Date”).  We expect the Amended Articles of Incorporation to become effective by filing a Certificate of Amendment with the Nevada Secretary of State approximately twenty (20) days after the Mailing Date.  Therefore, the effective date of the Amended Articles of Incorporation is expected to be on or about February ___, 2011 (“Effective Date”).  The Amended Bylaws are also expected to become effective on or about the Effective Date.  We expect to complete the issuance of 66,909,088 shares of the Company’s Series B Common Stock to Mr. Tay, pursuant to the Executive Employment Agreement on or about February ___,  2011.

NO VOTE OR OTHER CONSENT OF OUR STOCKHOLDERS IS SOLICITED IN CONNECTION WITH THIS INFORMATION STATEMENT.  WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

DESCRIPTION OF THE CORPORATE ACTIONS

Amendment of our Articles of Incorporation to Increase the Authorized Number of Shares of Our Series A Common Stock from 500 Million to 1 Billion

Effective as of November 1, 2010, our Board executed a unanimous written consent authorizing and recommending that our stockholders approve a proposal to amend our Articles of Incorporation to increase the number of our authorized shares of Series A Common Stock from 500 million shares to 1.0 billion shares, at a par value of $0.001.

The Company’s Executive Committee (“Executive Committee”) has advised the Board that in excess of 446 million shares of our Series A Common Stock is presently issued and outstanding.  The Executive Committee has requested the Board to increase the number of shares of Series A Common Stock the Company is authorized to issue by an additional 500 million shares in order to meet the business needs of the Company.  We may use the additional authorized shares for business and financial purposes, as determined by the Board (from time to time) to be necessary or desirable.  Possible business and financial uses for the additional shares of Series A Common Stock include, without limitation, raising capital through the sale of Series A Common Stock or securities convertible into such stock; acquiring other products and services in exchange for such stock; attracting and retaining employees by the issuance of shares of such stock under compensation plans; acquiring strategically related assets in order to expand the Company’s business and other transactions and corporate purposes that the Board deems to be in the best interest of the Company and its stockholders.  The additional authorized shares will enable us to act quickly in response to opportunities that may arise for these types of transactions.

The Company’s Articles of Incorporation provide for the issuance of 500 million shares of its Series A Common Stock.  Of that number, as of January 14, 2011 the Company has issued 446,159,748 such shares.  The Company’s most immediate need is to have enough Series A Common Stock to meet the Company’s obligations with respect to the Isaac Organization, a Canadian corporation (“Isaac”), which is funding the Company’s deployment of broadband telecommunications networks in the People’s Republic of China (“PRC”) and Peru, development, operations, as well as our sales, general and administrative expenses.  Currently, Isaac is entitled to receive 2,084,186 additional shares of the Company’s Series A Common Stock, on a fully diluted basis as of November 30, 2010.  When the shares of the Company’s Series A Common Stock, not already issued, that are needed for the Golden Bridge Transaction (described below) and Isaac are added together, the total number of shares of the Company’s Series A Common Stock that will be issued is 493,243,934.  That will leave only 6,756,066 shares of the Company’s authorized Series A Common Stock available to be issued to meet the Company’s ongoing obligations to Isaac pursuant to the Amended and Restated Stock Purchase Agreement  (“A&R Isaac SPA”) between the Company and Isaac (described below) and to meet the other business needs of the Company.

Moreover, the Company will require approximately $1.05 million to be used as a down payment on infrastructure equipment to fulfill its funding obligations under the Fiber Transaction (described below).  The Golden Bridge Transaction will require $5 million in registered capital, after completion of the registration of one of the companies to be formed in connection with the Golden Bridge Transaction.  The source of these funds, along with funds required for continuing sales, general and administrative expenses, is anticipated to come from Isaac.  Accordingly, the Company will not have enough shares of its Series A Common Stock to issue to Isaac pursuant to the A&R Isaac SPA, unless the additional shares are authorized.

ISAAC ORGANIZATION FUNDING OF THE COMPANY

On May 9, 2010, the Company and Isaac entered into the A&R Isaac SPA.  The A&R Isaac SPA amends and restates an earlier Stock Purchase Agreement between the same parties, as amended, in its entirety.  The A&R Isaac SPA provides that Isaac will purchase up to 49% of the shares of the Company’s Series A Common Stock for a purchase price of up to $320 million, including $11 million previously paid under the original Isaac Stock Purchase Agreement and the First Amendment to that Stock Purchase Agreement.  The purchase price is payable by Isaac in monthly installments of up to $15 million or more, commencing May 1, 2010 through December 1, 2011.  The unpaid balance of the purchase price is due and payable on December 31, 2011.  The Company must make funding requests for installment payments under the A&R Isaac SPA, which Isaac must pay within 30 days of each request.  The Company may make one or more funding requests of up to $15 million in the aggregate per calendar month, or more if the parties agree in writing.  Upon receipt of each installment, the Company is required to issue and deliver to Isaac the number of shares of the Company’s Series A Common Stock that the dollar amount of the installment bears to $1.50 per share.  As of September 30, 2010, Isaac has made payments totaling approximately $17.1 million pursuant to a number of funding requests by the Company.

The Company is also required to issue and deliver to Isaac for each dollar paid one warrant (“Warrant”) granting the right to acquire one share of the Company’s Series A Common Stock.  Each Warrant has a term of three years from the date of issuance in which the holder may exercise the Warrant at an exercise price of $1.00 per share, unless the parties agree in writing to a cashless exercise.  Therefore, the total amount to be paid to the Company for the Warrants is up to $320 million in addition to the purchase price of up to $320 million.  As of September 30, 2010, Isaac is entitled to be issued 17,089,659 Warrants pursuant to the A&R Isaac SPA.  These Warrants will be issued upon agreement between the Company and Isaac on the form of the Warrant to be utilized in connection with the A&R Isaac SPA.

Isaac is entitled to issuance of additional shares of the Company’s Series A Common Stock under a fully diluted calculation to be performed commencing June 1, 2010 and the first calendar day of every third month thereafter until the purchase price is paid in full or the A&R Isaac SPA is otherwise terminated.  Upon termination or each calculation date, the number of the Company's Series A Common Stock issued to Isaac shall bear the same ratio to 49% of the total issued shares of the Company's Series A Common Stock that the paid portion of the purchase price bears to the total purchase price.  The number of Warrants and Shares issued upon exercise of Warrants (“Warrant Shares”) is excluded from both the numerator and the denominator in making the fully diluted calculation.  The Company and Isaac intend to enter into a separate registration rights agreement, pursuant to which shares and Warrants issued to Isaac may enjoy “piggyback” rights, if we register any of the Company's Series A Common Stock in the future.

The Company has the right to terminate Isaac’s rights under the A&R Isaac SPA under two circumstances.  First, if Isaac fails to pay any installment after a funding request and before expiration of a grace period, the Company may issue a notice of termination for monetary default, in which event the Company is entitled to cancel 10% of the Company's Series A Common Stock, Warrants and Warrant Shares previously issued to Isaac.  Second, at any time after Isaac has paid $205 million of the purchase price, the Company may issue a notice of termination at its option, in which event Isaac is entitled to receive that number of shares of the Company's Series A Common Stock representing 10% of the sum of: (i) all of the Company's Series A Common Stock and Warrant Shares previously issued to Isaac; and (ii) all of the Company's Series A Common Stock represented by Warrants previously issued to Isaac that have not been exercised.

As of January 14, 2011, the Company has received approximately $19.3 million pursuant to the A&R Isaac SPA.  As of January 14, 2011, the Company has issued Isaac a total of 20,007,564 shares of the Company’s Series A Common Stock, which includes all fully diluted calculations through August 31, 2010.  As of November 30, 2010, Isaac is entitled to receive an additional 2,084,186 shares of the Company’s Series A Common Stock for additional amounts Isaac has paid and for the fully diluted calculation as of November 30, 2010.  These additional shares have not yet been issued to Isaac.  In addition, as of November 30, 2010, Isaac is entitled to receive 17,818,659 Warrants.

THE FIBER TRANSACTION

The Fiber Transaction Term Sheet

• YYNT (identified below), Azur (identified below) and the Company will cause a new PRC-based JV entity to be created.  YYNT will subscribe to 51% of the stock of JV (a new PRC-based entity to be created) and Azur and the Company will collectively subscribe to 49% of the stock of JV:

• Azur will incur the expense necessary to create, license and register JV to do business.

• Within ten days after JV is fully registered to do business, YYNT will transfer 100% ownership to JV of approximately 34,000 km of previously installed unused fiber, which extends between most major metropolitan cities within the PRC.  YYNT will also grant JV an exclusive option to purchase other previously installed unused fiber owned by YYNT, which extends in connected rings within the geographic confines of various PRC cities.

• Within ten days after both JV and a wholly owned foreign enterprise (“WFOE”) (another new PRC-based entity to be created) are fully registered to do business, JV and WFOE will enter into various contracts as are necessary and desirable to fulfill the financial goals of the parties to the Fiber Transaction.

• As soon as practical, after the execution of the contracts between JV and WFOE described above, the Company will cause WFOE to enter into supply contracts to enable 9,600 km of the fiber to be utilized commercially.  WFOE will contract with a management company for marketing services and will contract with another company to provide maintenance services in connection with the commercial operation of the acquired fiber.

• The Company will be entitled to certain discounts in connection with its utilization of the fiber.

• Azur and the Company will cause a series of new entities with interlocking ownership to be created in connection with the commercial operation of the acquired fiber.

• Azur will pay an affiliate of YYNT $2 million for the acquired fiber.  Azur will also incur the expense necessary to create, license and register the series of new entities Azur and the Company will form.

• The Company will issue to Azur 9 million shares of the Company’s Series A Common Stock.  The Company will advance WFOE up to $1 million in the form of engineering services in connection with utilizing the fiber commercially.  WFOE and JV will enter into various equipment contracts to utilize the fiber commercially.

• There are a number of financial goals set forth in the agreements between the parties, which include listing the stock of one or more of the new entities on a stock exchange.

Contact Information

•	China Tel Group, Inc.
12526 High Bluff Drive
Suite 155
San Diego, California 92130
Telephone: (760) 230-8986

•	New Co(s)
None.  New Co(s) are not currently in existence.

The Fiber Transaction Business

The main business of the Fiber Transaction, once the parties have taken the necessary steps to enable the fiber to be utilized commercially, is to sell to third party telecommunication providers the right to utilize the fiber to transmit voice, data and video to their respective subscribers.  The Company, through various telecommunication providers in which it has an ownership interest, will also utilize the fiber for the same purposes at a discount from what is paid by third party telecommunication providers.

The Terms of the Fiber Transaction

On November 11, 2010, the Company entered into two related subscription and shareholder agreements (collectively, “Agreements”).  The first agreement (“JV Agreement”) is between three parties: (i) Shanghai Ying Yu Network Technology Ltd., a PRC limited liability company (“YYNT”), (ii) Azur Capital SDN BHD, a Brunei company (“Azur”) and (iii) the Company.  The second agreement (“New Co Agreement”) is between two of the same parties to the JV Agreement: (i) Azur; and (ii) the Company.  Under the Agreements, the parties will each contribute certain defined resources in order to upgrade existing installed, but unimproved by infrastructure equipment connected to certain fiber (“dark”) within a fiber optic cable (“fiber”) located in the PRC that has never been a going business or assets of a going business.  The improvements consist of engineering services and equipment that will make the dark fiber suitable for transmission of data (“lit”).  This will enable the parties to charge market rate transport fees to telecommunications operators who use the lit fiber, comprising what is referred to in the Agreements as the “YYNT Network.”  Both Agreements became effective on November 11, 2010, the date each agreement was signed by all of the parties to such agreements (“Effective Date”).  Since this is an asset acquisition, there is no business to describe other than as set forth below.  The price paid for the Fiber Transaction is also set forth below.

The material terms of the JV Agreement and the New Co Agreement are summarized as follows:

JV Agreement

YYNT, Azur and the Company will cause a new PRC-based entity to be created, referred to in the Agreements by the fictitious name JV, with the actual name to be agreed based on legal and marketing considerations.  YYNT will subscribe to 51% of the stock of JV and Azur and the Company will collectively subscribe to 49% of the stock of JV (Azur and the Company’s collective subscription will be through New Co, a new Cayman Islands entity to be created (see summary of the New Co Agreement, below).

The Board of Directors of JV will be comprised of five Directors, all of whom shall be selected by YYNT, but three Directors will irrevocably be as requested by the Company, one as requested by Azur and one as requested by YYNT.  The Bylaws of JV will contain various provisions for the protection of majority and minority stockholders, including joint signature on bank accounts and contracts in excess of $500 (one each by a Director or Officer requested or appointed by the Company and by a Director or Officer requested or appointed by either Azur or YYNT), and custody of the corporate seal or “chop” of JV will be held in escrow by a neutral third party.

Azur will incur the expense necessary to create, license and register JV to do business.

Within ten days after JV is fully registered to do business, YYNT will transfer 100% ownership (or as much of the beneficial equivalent of full ownership as PRC law allows) to JV of approximately 34,000 km of previously installed dark fiber never used in connection with a going business or the assets of a going business.  The dark fiber extends between most major metropolitan cities within PRC (“Backbone Fiber”).  The Backbone Fiber is currently dark fiber.  YYNT will also grant JV an exclusive option to purchase other previously installed dark fiber owned by YYNT, which extends in connected rings within the geographic confines of various PRC cities (“Metro Ring Fiber”).

Within ten days after both JV and WFOE (another new PRC-based entity to be created, see summary of the New Co Agreement, below) are fully registered to do business, JV and WFOE will enter into various contracts as are necessary and desirable to fulfill the financial goals of both agreements, which goals include allowing WFOE to control the PRC-based assets transferred to JV, allowing WFOE to control the corporate governance of JV and allowing New Co to leverage the PRC-based operations with offshore (non-PRC) debt.  All contracts, capital expenditures, operating expenses and revenue in connection with the deployment and operation of the YYNT Network will flow through WFOE to the maximum extent authorized by PRC law.  Any contract, revenue or expense that must flow through YYNT and/or JV, in the first instance, will be remitted to WFOE and accounted for in calculating the profit, loss and shareholder equity of WFOE.  The major metropolitan cities in the PRC which make-up the YYNT Network are Guangzhou, ZhengCheng, Huizhou, ShenZhen, Dongguan, Panyu, Foshan Shunde, Zhongshan, Jiangmen, Zhaoqing, Foshan, Guangzhou, Shongshan, Zhuhain, Shanghai, Jiaxing, Hangzhou, Huangshan, JingdeZhen, Fuzhou, Nanchang, Jiujiang, Anqing, Hefei, Chuzhou, Nanjing, Zhenjiang, Changzhou, Wuxi, Suzhou, Shanghai qingpu, Shanghai, Hangzhou, Huzhou, Wuxi, Hefe, Maanshan, Nanjing, Nanchang, Yichun, CHnagsha, Yueyang, Wuhan, Huanggang, Juijiang, Nanchang, Beijing, Yangchun, Tianjin, Changzhou, Dezhou, Jinan, Taian, Qufu, Zaozhuang, Xuzhou, Huaibei, Shuzhou, Bengbu, Huainan, Hefei, Wuhan, Xiaogan, Xinyang, Zhumadian, Luohe, Xuchang, Zhengzhou, Xixiang, Hebi, Anyang, Handan, Xingtai, Shijiazhuang, Dingzhou, Boading, Gaobeidian, Beijing, Hangzhou, Ningbo, Taizhou, Wenzhou and Fuding.

As soon as practical after the execution of the contracts between JV and WFOE described above, the Company will cause WFOE to enter into one or more contracts with a leading international equipment manufacturer for design, manufacture and installation of head-ins and other infrastructure equipment sufficient to light approximately 9,600 km of dark Backbone Fiber (“Equipment Contract”).  The value of the Equipment Contract will be up to $7 million, which the parties estimate as sufficient to light up 9,600 km to a 100G standard.  The Company expects to secure vendor financing for 85% of the value of the Equipment Contract, leaving a 15% down payment of $1.05 million.  The particular fiber to be lit will be at the discretion of the Company.  The Company will guaranty repayment of all deposits and installments called for under any vendor or bank financing terms included in the Equipment Contract which exceed WFOE’s operating capital.  JV and WFOE will pledge any of their assets required as collateral for repayment of any such financing.

WFOE will contract with a management company for marketing services and will contract with an affiliate of YYNT to provide maintenance services in connection with operation of the YYNT Network, both contracts upon terms to be negotiated.

The Company will be entitled to the following discounts compared to tariffs or market rates charged to third-party telecommunications providers in the PRC: 25% discount for the first 25% of the total capacity of the YYNT Network, plus 10% discount on the next 25% of the total capacity of the YYNT Network.  The Company’s discount will apply to usage by any telecommunications provider in which the Company has at least a 25% direct or indirect ownership interest.

New Co Agreement

Azur and the Company will cause a series of new entities with interlocking ownership to be created, each referred to in the Agreements by a fictitious name, with the actual name of each entity to be agreed based on legal and marketing considerations.  The entities are “New Co,” a parent company to be created in the Cayman Islands, “HK Co,” a wholly owned subsidiary of New Co to be created in Hong Kong, and “WFOE,” a wholly owned subsidiary of HK Co to be created in the PRC in a manner so as to qualify as a “wholly foreign owned enterprise” under PRC law.

There will be two classes of stock of New Co, preferred and common stock.  Preferred stock will have a redemption value of $1 per share, preference over common stock in distributions, but no conversion or voting rights.  Common stock will have voting rights at one vote per share and dividend rights in proportion to the total number of shares of common stock outstanding at any given time.  Azur will subscribe to 49% and the Company to 51% of the common stock of New Co.  In addition, Azur will subscribe to 20 million shares and the Company to 20.5 million shares of the preferred stock of New Co.  New Co will subscribe to 100% of the stock of HK Co, and HK Co will subscribe to 100% of the stock of WFOE.  The Boards of Directors of each of New Co, HK Co and WFOE will be comprised of five Directors, three of whom will be appointed by the Company and two of whom will be appointed by Azur.

Within ten days of the Effective Date, Azur paid an affiliate of YYNT $2 million for the assets YYNT is transferring to JV.  Azur will also incur the expense necessary to create, license and register New Co, HK Co and WFOE to do business.

Within ten days of the Effective Date, the Company issued and delivered to Azur 9 million shares of the Company’s Series A Common Stock.  Immediately following the Effective Date and notwithstanding that WFOE has not yet been created, the Company began advancing WFOE up to $1 million in the form of engineering services the Company will perform, directly or through subcontractors, to design for infrastructure equipment upon which vendors will submit proposals leading to execution of the Equipment Contract.

Within ten days after both WFOE and JV are fully registered to do business, WFOE and JV will enter into various contracts as are necessary and desirable to fulfill the financial goals of both agreements, as described in the summary of the JV Agreement above.  As soon as practical thereafter, WFOE will enter into the Equipment Contract.

From the net operating income of WFOE, after taking into account WFOE’s operating capital needs, but before distribution of profit by way of dividend to the holders of New Co’s common stock, New Co will (from time to time) redeem preferred shares by payment pro rata to the then holders of such shares.

In addition to the financial goals articulated in the JV Agreement, the parties to the New Co Agreement agree to cooperate to achieve the following additional financial goals: (i) permitting the Company to fully report the financial results of all PRC-based operations of WFOE as part of the Company’s consolidated financial statements; (ii) qualifying a PRC-based subsidiary of New Co or the Company to conduct equipment leasing activity, and qualifying New Co or the Company as a foreign-invested telecommunications enterprise or other status that would permit New Co or the Company to take a direct percentage ownership interest in JV and/or in the YYNT Network; and (iii) listing the stock of New Co and/or HK Co on an offshore (non-PRC) stock exchange, such as HKSE, NYSE, NASDAQ or London AIM based on the PRC-based operations performed by WFOE.

Source of Funds for the Fiber Transaction

The source of funds for this acquisition of assets is Isaac, pursuant to the A&R Isaac SPA.  It is anticipated that ZTE will offer the Company favorable financing for capital expenditures and operating expenses, and facilitate the Company’s application for debt financing by banks with which ZTE has relationships, although no assurance can be given in that regard.

Company Approval of the Fiber Transaction, Shareholder Rights and Accounting Treatment

The vote required for approval of the transaction is a majority of the Board voting in favor of the Fiber Transaction.  There are no material differences in the rights of the Company’s shareholders as a result of the Fiber Transaction.  The accounting treatment of the transaction is to book it as an acquisition of assets.  There are no federal income tax consequences of the Fiber Transaction.

Regulatory Approvals of the Fiber Transaction

There are no federal or state regulatory requirements that must be complied with or approvals that must be obtained in connection with the Fiber Transaction.

Reports, Opinions and Appraisals Relating to the Fiber Transaction

No report, opinion or appraisal materially relating to the Fiber Transaction has been received from an outside party.

Past Contacts, Transactions or Negotiations.

Representatives of the parties to the Fiber Transaction exchanged correspondence commencing mid-August 2010 for purposes of scheduling a preliminary meeting, which occurred August 25, 2010.  After signing a mutual non-disclosure agreement, the parties began exchanging due diligence information in early September 2010.  The parties negotiated the terms of a memorandum of understanding from mid-September until it was signed in mid-October 2010.  Thereafter, the parties immediately began negotiating the terms of the definitive agreements, which were executed November 11, 2010.

THE GOLDEN BRIDGE TRANSACTION

The Golden Bridge Term Sheet

• GBNC (identified below) will contribute to a joint venture with the Company GBNC’s interest in certain assets and entitlements GBNC holds in the PRC, which includes existing wireless broadband access (“WBA”) licenses and concessions in two PRC cites, internet service provider (“ISP”) licenses in 26 PRC cities, GBNC’s rights to apply for additional WBA and ISP licenses in additional cities and regions throughout the PRC, and other contracts and relationships.  The Company will contribute to the joint venture its technical expertise and the investment capital to finance the capital expenditures operating expenses, and other negative cash flow of the joint venture.

• The joint venture between GBNC and the Company is represented by a series of new entities to be created, with interlocking ownership.  The entities are “New Co,”, “HK Co,” and “WFOE”, a PRC-based entity that will qualify as a “wholly owned foreign enterprise.”  GBNC will subscribe to 51% and the Company will subscribe to 49% of the stock of New Co.

· A management company will be created and controlled by the Company.  The management company will enter into a management contract with WFOE to provide marketing, sales, additional spectrum acquisition and other services to WFOE.

· The Company will purchase and lease to WFOE the necessary equipment required for deployment of the joint venture’s WBA networks.

· The Company will issue to the management company 50 million shares of its Series A common stock, of which 5 million shares have been issued to GBNC’s CEO, Fu Jian-Hui.

· The Company will pay $5 million as the initial registered capital of WFOE.  If the Company fails to deposit the initial registered capital and shares within the time required, GBNC has the right to terminate the agreement between the parties.

· GBNC will transfer to WFOE relevant rights of the assets and entitlements held by GBNC and identified in the agreement between the parties.

· The Company will pay or arrange financing for up to $20 million towards other expenditures for deployment and operation of WBA networks in Fuzhou and Xiamen.  Prior to the registration of WFOE to do business, the Company will advance funds necessary to commence engineering work required for deployment of WBA networks in Fuzhou and Xiamen.

· When GBNC obtains WBA licenses for seven additional cities – Quanzhou, Zhang Zhou, Longyan, Putian, Sanming, Nanping and Ningde – the Company will increase the registered capital of WFOE to $20 million and will pay or arrange financing for up to $80 million towards other expenditures for deployment and operation of WBA networks in those seven additional cities.

· The financial goals of the joint venture are specifically set forth in the agreement between the parties, with the ultimate goal of listing WFOE on a public stock exchange.

· From the proceeds of any public listing of WFOE’s operations on a stock exchange, the Company will be entitled to repayment of the shortfall between lease payments and amounts the Company has paid and repayment of all other amounts the Company has invested in the WBA networks of WOFE.

· Substantially all excess free cash flow and/or net operating income generated by the joint venture will be re-invested in the form of deploying additional cities and/or expanding geographic coverage and capacity in previously deployed cities for a period of ten years.

Contact Information

•	China Tel Group, Inc.
12526 High Bluff Drive
Suite 155
San Diego, California 92130
Telephone: (760) 230-8986

•	New Co
None. New Co is not currently in existence.

The Golden Bridge Business

The business contemplated under the Golden Bridge Transaction is the deployment, expansion and operation of WBA networks, delivery of internet service and content, digital media and other telecommunications value added services across the GBNC Network, al in order to attract revenue generating consumer, enterprise and government based subscribers in the PRC.

The Terms of the Golden Bridge Transaction

The Golden Bridge Transaction involves the Company’s acquisition of assets to expand the number of cities in which it will be deploying a broadband telecommunications network in the PRC (under the Company’s separate joint venture with CECT-Chinacomm Communications Co. Ltd.) and which will enable the Company to become an internet service provider (“ISP”) in the PRC.  On December 13, 2010, the Company entered into a Subscription and Shareholder Agreement (“Agreement”) with Golden Bridge Network Communications Co., Ltd. (“GBNC”), a limited liability company organized under the laws of the PRC.  Pursuant to the Agreement, the Company and GBNC will each contribute certain resources in order to deploy and operate a 4G telecommunications network in the PRC.  The material terms of the Agreement are as follows:

GBNC will contribute to the joint venture its right, title and interest in certain assets and entitlements GBNC holds in the PRC, which include existing WBA licenses and concessions in two PRC cites, ISP licenses in 26 PRC cities, GBNC’s rights to apply for additional WBA and ISP licenses in additional cities and regions throughout the PRC, and other contracts and relationships.  The Golden Bridge Transaction is not an acquisition of a going business or the assets of a going business.  GBNC never utilized any of the assets the Company is purchasing.  The Company will contribute to the joint venture its technical expertise and the investment capital to finance the capital expenditures (“CAPEX”), operating expenses (“OPEX”), and other negative cash flow of the joint venture.

The joint venture between GBNC and the Company is represented by a series of new entities to be created, with interlocking ownership (collectively, “Entities”), each referred to in the Agreement by a fictitious name, with the actual name of each entity to be agreed based on legal and marketing considerations.  The Entities are “New Co,” a parent company to be created in the Cayman Islands, “HK Co,” a wholly owned subsidiary of New Co to be created in Hong Kong, and “WFOE,” a wholly owned subsidiary of HK Co to be created in the PRC in a manner so as to qualify as a “wholly foreign owned enterprise” under PRC law.  GBNC will subscribe to 51% and the Company 49% of the stock of New Co.

The Board of Directors of each of the Entities will be comprised of five Directors, three of whom will be appointed by the Company and two by GBNC.  The Bylaws of each of the Entities will contain various provisions for the protection of majority and minority stockholders, requiring a 75% super-majority vote of shareholders on certain corporate action, and including joint signature on bank accounts (one each by a Director or Officer appointed by the Company and by a Director or Officer appointed by GBNC), and custody of the corporate seal or “chop” of each of the Entities to be held in escrow by a neutral third party.

In addition to the Entities, a management company will be created in Hong Kong or other jurisdiction to be agreed between GBNC and the Company.  The management company will be controlled by the Company and will enter into a management contract with WFOE to provide marketing, sales, additional spectrum acquisition and other services to WFOE.

The Company, or a company controlled by the Company, will purchase and then lease to WFOE at market rates such equipment and other CAPEX assets as are required for deployment of the joint venture’s WBA networks.  The lease may include an option for WFOE to purchase the equipment for a nominal sum when the total amount of lease payments received equals repayment of all amounts the Company has paid, including financing costs to others, to purchase the equipment.

The following events will each occur within ten days after WFOE is registered to do business:

(i)	The Company will issue to the management company 50 million shares of the Company’s Series A common stock, of which 5 million shares have already been issued to GBNC’s CEO, Fu Jian-Hui;
(ii)	The Company will pay $5 million as the initial registered capital of WFOE; and
(iii)
GBNC will transfer to WFOE relevant rights of the assets and entitlements held by GBNC and identified in the Agreement.  As to any asset or right that is incapable of transfer of ownership, GBNC will cooperate to contract with, lease, or otherwise convey to WFOE all or so much of the beneficial rights in such asset or right to the maximum extent authorized under PRC law.

If the Company fails to deposit the initial registered capital and shares within the time required, GBNC has the right to terminate the Agreement.

The $5 million initial registered capital of WFOE will be used to meet part of the cash requirements for CAPEX and OPEX related to deployment and operation of WBA networks in the first two cities to be deployed, Fuzhou and Xiamen.  These are the two cities that GBNC currently has licenses to deploy WBA networks in the PRC.  The Company will also pay or arrange financing for up to $20 million towards other CAPEX and OPEX for deployment and operation of WBA networks in these two cities.  Prior to the registration of WFOE to do business, the Company will advance funds necessary to commence immediately engineering work required for deployment of WBA networks in Fuzhou and Xiamen.

GBNC has the right to obtain WBA licenses for seven additional cities – Quanzhou, Zhang Zhou, Longyan, Putian, Sanming, Nanping and Ningde.  GBNC is in the process of applying for those licenses.  When that occurs, the Company will pay to increase the registered capital of WFOE from $5 million to $20 million and will pay or arrange financing for up to $80 million towards other CAPEX and OPEX for deployment and operation of WBA networks in those seven additional cities.

When GBNC obtains WBA licenses for cities in addition to the first nine cities specifically identified, the Company will pay or arrange financing for CAPEX and OPEX required for deployment and operation of WBA networks in those additional cities, based on budgets to be agreed and formulas similar to actual expenses for the first nine cities.

WFOE will be entitled to all revenue that is capable of being realized by the joint venture, including: (i) fees charged to WBA and ISP subscribers; (ii) lease, transport or co-location fees charged to third-party carrier users of any infrastructure equipment; (iii) lease or sale of hardware or devices marketed by WFOE; and (iv) value added services and applications.

The financial goals of the joint venture include: (i) permitting the Company to fully report the financial results of WFOE as part of the Company’s consolidated financial statements; (ii) permitting New Co and/or HK Co to control the PRC-based assets of the joint venture, and the revenue to be generated from those assets; (iii) when PRC law allows, transforming WFOE into a foreign-invested telecommunications enterprise (“FITE”), so that the Company’s interests in the Entities can be converted to a direct 49% ownership in the FITE; and (iv) eventual public listing of WFOE’s operations on a stock exchange, such as HKSE, NYSE, NASDAQ or London AIM, in order to expand the base of equity capital available for deployment and expansion of the joint venture’s WBA networks and to recapture some or all of the respective investments of GBNC and the Company.

From the proceeds of any public listing of WFOE’s operations on a stock exchange, the Company will be entitled to repayment of the shortfall between lease payments and amounts the Company has paid, including financing costs to others but without interest to the Company, and repayment of all other amounts the Company has invested in CAPEX or OPEX.

Except as to the proceeds generated by a public listing of WFOE’s operations on a stock exchange, GBNC and the Company contemplate that substantially all excess free cash flow and/or net operating income generated by the joint venture will be re-invested in the form of deploying additional cities and/or expanding geographic coverage and capacity in previously deployed cities for a period of ten years.

All profits in excess of amounts required to deploy additional cities, expand coverage and capacity in previously deployed cities, and other reserves for taxes, working capital, loan repayment, and other contingencies, will be distributed in full in the form of dividends.

Source of Funds for the Golden Bridge Transaction

The source of funds for this acquisition of assets is Isaac, pursuant to the A&R Isaac SPA.  It is anticipated that ZTE will offer the Company favorable financing for CAPEX and OPEX, and facilitate the Company’s application for debt financing by banks with which ZTE has relationships, although no assurance can be given in that regard.

Company Approval of the Golden Bridge Transaction, Shareholder Rights and Accounting Treatment

The vote required for approval of this transaction is a majority of the Board voting in favor of the Golden Bridge Transaction.  There are no material differences in the rights of the Company’s shareholders as a result of the Golden Bridge Transaction.  The accounting treatment of the transaction is to book it as an acquisition of assets.  There are no federal income tax consequences of the Fiber Transaction.

Regulatory Approvals of the Golden Bridge Transaction

There are no federal or state regulatory requirements that must be complied with or approvals that must be obtained in connection with the Golden Bridge Transaction.

Reports, Opinions and Appraisals Relating to the Golden Bridge Transaction

No report, opinion or appraisal materially relating to the Golden Bridge Transaction has been received from an outside party.

Past Contacts, Transactions or Negotiations.

Representatives of the parties had an introductory meeting September 3, 2010 and, after signing a mutual nondisclosure agreement, began exchanging due diligence materials and simultaneously began negotiating a memorandum of understanding that was signed October 16, 2010.  The parties negotiated the terms of a definitive agreement beginning November 4, 2010 and continued the negotiations until the Agreement was signed December 13, 2010.

DILUTIVE AND ANTI-TAKE OVER EFFECT OF THE ADDITIONAL SHARES

Upon issuance, the additional 500 million shares of authorized Series A Common Stock the Company proposes to authorize will have rights identical to the shares of Series A Common Stock currently outstanding.  Adoption of the proposal to increase the Company’s authorized shares of Series A Common Stock would not have any immediate dilutive effect on the proportionate voting power or other rights of existing stockholders.  Because our Articles of Incorporation do not confer to our stockholders preemptive rights with respect to Series A Common Stock, should the Board elect to issue additional shares of Series A Common Stock, existing stockholders would not have any preferential rights to purchase these shares, except with respect to the A&R Isaac SPA.  Pursuant to the fully diluted calculations to be performed under the A&R Isaac SPA as set forth above, to the extent the Board issues new shares of Series A Common Stock, Isaac will also be entitled to the issuance of new shares.  If the Board elects to issue the already authorized, but unissued, shares of the Company’s Series A Common Stock, the number of such shares would have a dilutive effect on those who hold shares of the Company’s Series A Common Stock.  The same is true upon issuance of any of the additional 500 million shares of authorized Series A Common Stock.  To the extent any of those shares are issued, there will be a proportionate dilution of the shareholders of our Series A Common Stock.  It would be speculative for the Company to predict the number of such shares that will be issued, other than in connection with the funding by Isaac pursuant to the A&R Isaac SPA.  We estimate that the Company will receive $50 million from Isaac in 2011, but no assurance can be given in this regard.

The issuance of 500 million additional shares of authorized Series A Common Stock could, under certain circumstances, have an anti-takeover effect, although it is not our intention with the proposed increase of authorized shares of our Series A Common Stock to use the additional shares for this purpose.  First of all, the Company has issued and outstanding 66,909,088 shares of Series B Common Stock.  Each share of Series B Common Stock is entitled to ten votes in all matters upon which holders Series A Common shares are entitled to vote.  George Alvarez, the Company’s Chief Executive Officer, holds proxies to all of those Series B shares.  That, alone, has a significant anti-takeover effect.  Moreover, there are 200 million shares of Series B Common Stock authorized.  The proposal also includes entering into an Executive Employment Agreement with Tay Young Lee (“Mr. Tay”), the Company’s President.  Among other things, the Executive Employment Agreement provides for the issuance of 66,909,088 shares of our Series B Common Stock to Mr. Tay.  Mr. Tay and Mr. Alvarez alone could thwart any effort to take over the control of the Company.

Even if one were to disregard the voting power of our Series B Common Stock, in the event of a hostile attempt to take control of our Company, it may be possible for the Company to impede the attempt by issuing shares of our additional Series A Common Stock, which would dilute the voting power of the other outstanding shares and increase the potential cost to acquire control of us.  The additional shares of our Series A Common Stock, therefore, may have the effect of discouraging unsolicited takeover attempts, potentially limiting the opportunity for our shareholders to dispose of their shares at a premium, which is often offered in takeover attempts, or that may be available under a merger proposal.  The additional 500 million shares of our authorized Series A Common Stock may have the effect of permitting our current senior management, including the current Board, to retain its position and place it in a better position to resist changes that shareholders wish to make if they are dissatisfied with the conduct of the Company’s business.  However, this is purely speculative, given the voting power of our Series B Common Stock.  Moreover, the Board is not aware of any attempt to take control of the Company, and the Board has not presented this proposal with the intent that it be utilized as a type of anti-takeover device.

POTENTIAL USES FOR THE ADDITIONAL SHARES

The Company is continuously attempting to acquire strategically related businesses in order to expand its business.  Other possible business and financial uses for the additional shares of Series A Common Stock include, without limitation, raising capital through the sale of common stock or securities convertible into common stock; acquiring other products or services in exchange for shares of common stock; attracting and retaining employees by the issuance of additional securities under compensation plans; and other transactions and corporate purposes that the Board deems to be in the best interest of the Company and its stockholders.

APPROVAL BY MAJORITY WRITTEN CONSENT

Pursuant to Section 78.390 of the NRS, the affirmative vote of the holders of a majority of our outstanding voting stock is sufficient to amend our Articles of Incorporation, which vote was obtained on November 1, 2010 by a majority written consent of the holders of the issued and outstanding shares of our Series A Common Stock and our Series B Common Stock, representing an aggregate 70.53% of the total voting power of all outstanding shares of our common stock on the Record Date.  The Effective Date of the Amended Articles of Incorporation is expected to be on or about February ___, 2011.  However, pursuant to Section 78.390 of the NRS,   our Board reserves the right to abandon the Amended Articles of Incorporation at any time prior to the Effective Date, if it deems it appropriate to do so.

Amendments to our Bylaws

Effective as of November 1, 2010, our Board executed a unanimous written consent authorizing and recommending that the Company’s stockholders approve a proposal to amend the Bylaws of the Company in order to increase the maximum number of directors from eight to nine, modify the procedures by which notice of meetings of directors and Board committees may be given and by which meetings of directors and Board committees may be conducted and to make other procedural changes.  In this regard:

1.           The Company plans to apply for listing of the Company’s Series A Common Stock on the AMEX at some time in the future.  AMEX listing rules require that, under certain circumstances, a company’s board of directors include at least two and as many as five directors who meet certain criteria for independence and financial experience.  Under the Company’s current Bylaws, the size of the Company’s Board is limited to eight directors; therefore, it may be necessary for the Company to increase the total number of directors in order to appoint independent directors, as it is anticipated that significant investors in the Company, such as Isaac, will require a seat on the Company’s Board in light of their significant investments in the Company; and

2.           The Company amended its Bylaws in order to simplify the procedures for directors to give and receive notice of meetings as well as the directors’ abilities to participate in meetings via telephone and other electronic means.  In addition, the Bylaws were amended so that notice of meetings of the Board and Board committees may be delivered to directors via electronic transmission and so that directors may participate in such meetings by means of telephone communication.

Neither the NRS, nor the Company’s Articles of Incorporation or Bylaws, require stockholder approval in order to effectuate an amendment to the Company’s Bylaws.  However, our Board deemed it appropriate to obtain stockholder approval of the Amended Bylaws.  On November 1, 2010, stockholders holding 92,518,625 shares of our Series A common stock, plus 66,909,088 shares of our Series B common stock, or an aggregate of 70.53% of the total voting power of all outstanding shares of our common stock on the Record Date, executed a written consent authorizing and approving the Amended Bylaws.

Issuance of Series B Common Stock to Mr. Tay

 Since the inception of the Company, Mr. Tay has been instrumental in developing and implementing the Company’s business strategies and in developing potential financial investments in the Company and investment opportunities for the Company, through both his significant business acumen and his important business relationships throughout Asia.  Our Board has determined that Mr. Tay has performed at an exceptional level during his affiliation with the Company and wants to insure that he is retained as the President of the Company and incentivize him to continue his excellent performance in the coming years.  For that reason, our Board decided to enter into an Executive Employment Agreement with Mr. Tay. The term of the Executive Employment Agreement shall extend from November 1, 2010 until December 31, 2013, with automatic renewal for one-year periods until Mr. Tay or the Company gives 90 days notice of termination. Under the Executive Employment Agreement, Mr. Tay will serve as President of the Company and devote his full working time and efforts to the business and affairs of the Company. Mr. Tay will receive an annual base salary of $350,000, and he will be eligible to participate in any cash incentive compensation plans and equity-based incentive compensation plans for executives of the Company as may be established by the Board or Compensation Committee from time to time. Under the Executive Employment Agreement, Mr. Tay will receive 66,909,088 shares of the Company’s Series B Common Stock. Mr. Tay shall also be entitled to participate in or receive benefits under any executive employee benefits plans that the Company may adopt, including, without limitation, each pension and retirement plan, stock ownership plan, life insurance plan and health and accident plan or arrangement established and maintained by the Company for executives of the same or lesser status within the hierarchy of the Company. Mr. Tay shall be entitled to six weeks of paid vacation time per calendar year. Under the Executive Employment Agreement, Mr. Tay’s employment may be terminated upon death, disability, by the Company, with or without Cause (as defined in the Executive Employment Agreement attached as Exhibit C hereto) or by Mr. Tay himself, with or without Good Reason (as defined in the Executive Employment Agreement attached as Exhibit C hereto).

Effective as of  November 1, 2010, our Board executed a unanimous written consent authorizing and recommending that our stockholders approve a proposal to enter into an Executive Employment Agreement with Mr. Tay to retain his services until at least December 31, 2013 in consideration of Mr.Tay being compensated at the annual rate of $350,000, receiving other employment benefits and being issued 66,909,088 shares of the Company’s Series B common stock.

The Company currently has 66,909,088 shares of $0.001 par value Series B Common Stock issued and outstanding.  Each share of Series B Common Stock is entitled to ten (10) votes in all matters for any action that the Series A Common Stock stockholders are entitled to vote.  The Series B Common Stock does not participate in any declared dividends for any class of stock.  The consent of 80% of the issued and outstanding shares of the Series B Common Stock is required for any holder of Series B Common Stock to sell, assign or transfer any shares of the Series B Common Stock to any third party, or to grant proxies or voting rights with respect to any shares of the Series B Common Stock, except for any proxies granted to George Alvarez relating to the Series B Common Stock.  George Alvarez currently holds proxies to vote 66,909,088 of the issued and outstanding shares of Series B Common Stock.  Once the issuance of 66,909,088 shares of Series B Common Stock to Mr. Tay is complete, George Alvarez and Mr. Tay will have equal total control over the voting of the Series B Common Stock.

Neither the NRS, nor the Company’s Articles of Incorporation or Bylaws, require stockholder approval in order to effectuate the issuance of 66,909,099 shares of Series B Common Stock to Mr. Tay.  However, our Board deemed it appropriate to obtain stockholder approval.  On November 1, 2010 stockholders holding 92,518,625 shares of our Series A Common Stock, plus 66,909,088 shares of our Series B Common Stock, or an aggregate of 70.53% of the total voting power of all outstanding shares of our common stock, executed a written consent authorizing and approving the issuance.  The Company expects to issue the 66,909,088 shares to Mr. Tay on or about February ___, 2011.

DESCRIPTION OF THE COMPANY’S COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Compensation of Executive Officers

Compensation Discussion and Analysis

During the entirety of 2008 and 2009 and up until March 31, 2010 (with the exception of George Alvarez), the individuals identified below were compensated pursuant to independent contractor agreements.  We used our form independent contractor agreement for the aforementioned independent contractors for their services rendered to the Company.  Such terms and conditions of the form independent contractor agreement included the names of the parties to the agreement, the term of the agreement, the independent contractor status and the full responsibility of the independent contractor to pay all applicable taxes.

The compensation called for in the independent contractor agreements was paid utilizing the Company’s Series A Common Stock.  During that time, the Company had not established a system of executive compensation or any fixed policies regarding compensation of executive officers.

Our current named executive officers are motivated by a strong entrepreneurial interest in developing our operations and potential revenue base to the best of their ability.  As our business and operations expand and mature, we may develop a formal system of compensation designed to attract, retain and motivate talented executives.

Summary Compensation Table

The table below summarizes all compensation awarded to, earned by, or paid to each named executive officer for our last two (2) completed fiscal years for all services rendered to us.

December 31, 2008 Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)

George Alvarez, CEO	2008	$0	$0	$0	$0	$0	$0	$0	$0
Mario Alvarez, Chief Operating Officer	2008	$0	$0	$0	$0	$0	$0	$0	$0
Isidoro Gutierrez, Chief Administrative Officer	2008	$0	$0	$0	$0	$0	$0	$0	$0
Kenneth Hobbs, Vice President of Mergers and Acquisitions	2008	$0	$0	$0	$0	$0	$0	$0	$0
Tay Yong Lee, President	2008	$0	$0	$0	$0	$0	$0	$0	$0
Carlos Trujillo, Chief Financial Officer and Chief Accounting Officer	2008	$0	$0	$0	$0	$0	$0	$0	$0
Kenneth L.Waggoner, Executive Vice President, General Counsel and Secretary	2008	$0	$0	$0	$0	$0	$0	$0	$0

December 31, 2009 Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)

George Alvarez, CEO	2009	$0	$0	$0	$0	$0	$0	$145,833 (1)	$145,833
Mario Alvarez, Chief Operating Officer	2009	$0	$0	$2,070,000(4)	$0	$0	$0	$125,000 (2)	$2,195,000
Isidoro Gutierrez, Chief Administrative Officer	2009	$0	$0	$2,418,242(5)	$0	$0	$0	$104,167 (2)	$2,522,409
Kenneth Hobbs, Vice President of Mergers and Acquisitions	2009	$0	$0	$647,768(6)	$0	$0	$0	$100,000 (2)	$747,768
Tay Yong Lee, President(3)	2009	$0	$0	$10,800,000(7)	$0	$0	$0	$145,833 (2)	$10,945,833
Carlos Trujillo, Chief Financial Officer and Chief Accounting Officer	2009	$0	$0	$399,990(8)	$0	$0	$0	$114,583 (2)	$514,573
Kenneth L.Waggoner, Executive Vice President, General Counsel and Secretary	2009	$0	$0	$1,290,054(9)	$0	$0	$0	$114,583 (2)	$1,404,637
_________________________
(1) Mr. Alvarez never had an independent contractor agreement. This amount represents accrued compensation that went unpaid because Mr. Alvarez chose not to accept it.
(2) The amount shown was accrued pursuant to an independent contractor agreement that was in place until March 31, 2010.  This compensation was not paid until mid-April 2010, in the form of restricted shares of Series A Common Stock.
(3) Compensation paid to Mr. Tay accrued  over a period of two years (2008 and 2009).
(4) Mario Alvarez's stock award  of $2,070,000 consisted of 3,000,000 restricted shares at $0.69 per share.
(5) Isidoro Gutierrez's stock award of $2,418,242 consisted of 772,803 free trading shares at $0.80 per share, equaling $618,242, and 3,000,000 free trading shares at $0.60 per shares, equaling $1,800,000.
(6) Kenneth Hobbs' stock award of $647,768 consisted of 553,689 restricted shares at $0.95 per share, equaling $526,005, and 152,204 free trading shares at $0.80 per share, equaling $121,763.
(7) Colin Tay's stock award of $10,800,000 consisted of 14,000,000 restricted shares at $0.60 per share, equaling $8,400,000, and 4,000,000 free trading shares at $0.60 per share, equaling $2,400,000.
(8) Carlos Trujillo's stock award of $399,990 consisted of 499,987 free trading shares at $0.80 per share.
(9) Kenneth Waggoner's stock award of $1,290,054 consisted of 2,000,000 restricted shares at $0.41 per share, equaling $820,000, and 587,568 free trading shares at $0.80 per share, equaling $470,054.

Outstanding Equity Awards At Fiscal Year-end Table

The table below summarizes all unexercised options, stock that has not vested, and equity incentive plan awards for each named executive officer outstanding as of the end of our last completed fiscal year.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
OPTION AWARDS						STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Shares of Stock That Have Not Vested (#)	Market Value of Shares or Shares of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Shares or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Shares or Other Rights That Have Not Vested (#)
George Alvarez, CEO	0	0	0	$0	N/A	0	0	0	0
Mario Alvarez, Chief Operating Officer	0	0	0	$0	N/A	0	0	0	0
Isidoro Gutierrez, Chief Administrative Officer	0	0	0	$0	N/A	0	0	0	0
Kenneth Hobbs, Vice President of Mergers and Acquisitions	0	0	0	$0	N/A	0	0	0	0
Tay Yong Lee, President	0	0	0	$0	N/A	0	0	0	0
Carlos Trujillo, Chief Financial Officer and Chief Accounting Officer	0	0	0	$0	N/A	0	0	0	0
Kenneth L. Waggoner, Vice President, General Counsel and Secretary	0	0	0	$0	N/A	0	0	0	0

Compensation of Directors

To date, we have not compensated directors for their services in their capacity as directors.  We reimburse our directors for all travel and lodging expenses associated with corporate matters if and when incurred

The table below summarizes all compensation paid to our directors for our last completed fiscal year.

DIRECTOR COMPENSATION
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
George Alvarez, CEO	$0	$0	$0	$0	$0	$0	$0
Mario Alvarez, Chief Operating Officer	$0	$0	$0	$0	$0	$0	$0
Tay Yong Lee, President	$0	$0	$0	$0	$0	$0	$0
Kenneth L. Waggoner, Vice President, General Counsel and Secretary	$0	$0	$0	$0	$0	$0	$0

Narrative Disclosure to the Director Compensation Table

Our directors do not currently receive any compensation from the Company for their services rendered as members of the Board of Directors of the Company.

Employment Agreements with Executive Officers and Directors

As described above, during the entirety of 2008 and 2009 and up until March 31, 2010 (with the exception of George Alvarez), the Company’s executive officers were compensated pursuant to independent contractor agreements.   The compensation called for in the independent contractor agreements was paid utilizing the Company’s Series Common A Stock.  During that time, the Company had not established a system of executive compensation or any fixed policies regarding compensation of executive officers.

Effective April 1, 2010 the executive officers commenced receiving the following annual salaries: (i) George Alvarez, Chief Executive Officer, - $350,000; (ii) Mario Alvarez, Chief Operating Officer - $300,000; (iii) Carlos Trujillo, Chief Financial Officer - $275,000; (iv) Kenneth L. Waggoner, Executive Vice President Legal, General Counsel, and Corporate Secretary - $275,000; and (v) Kenneth Hobbs, Vice President of Mergers and Acquisitions - $240,000.

As described above, we have entered into an Executive Employment Agreement with Mr. Tay. The term of the Executive Employment Agreement shall extend from November 1, 2010 until December 31, 2013, with automatic renewal for one-year periods until Mr. Tay or the Company gives 90 days notice of termination.  Under the Executive Employment Agreement, Mr. Tay will serve as President of the Company and devote his full working time and efforts to the business and affairs of the Company. Mr. Tay will receive an annual base salary of $350,000, and he will be eligible to participate in any cash incentive compensation plans and equity-based incentive compensation plans for executives of the Company as may be established by the Board or Compensation Committee from time to time. Under the Executive Employment Agreement, Mr. Tay will receive 66,909,088 shares of the Company’s Series B Common Stock

Stock Option Plan

Our Board of Directors has adopted a stock option plan for the benefit of our directors, officers or future employees.  The option plan grants the directors of the company authority to award stock options to purchase up to 8,000,000 shares of our Class A Common Stock.  We have not obtained stockholder approval for the stock option plan or issued any options thereunder.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information, as of October 6, 2010, with respect to the beneficial ownership of our common stock by each person known by us to be the beneficial owner of more than 5% of the common stock and by each of our officers and directors, and by our officers and directors as a group.  Information is also provided regarding beneficial ownership of common stock if all outstanding options, warrants, rights and conversion privileges (to which the applicable officers, directors, and 5% stockholders have the right to exercise in the next sixty (60) days are exercised and additional shares of common stock are issued.

Beneficial Ownership as of October 6, 2010

	Name and Address of	Amount and Nature of	Percent of Class
Title of Class	Beneficial Owner (1)	Beneficial Ownership (2)	(3)

Series A	George Alvarez	47,700	*
Common Stock	Kenneth L. Waggoner	3,035,529	*
	Carlos Trujillo	857,567	*
	Kenneth Hobbs	1,043,975	*
	Isidoro Gutierrez	3,763,048	*
	Oliver Schwarz	1,175,000	*
	Tay Young Lee	18,000,000	4.4%
	Ryan Alvarez	687,183	*
	Mario Alvarez	0	*
Series B
Common Stock	George Alvarez	66,909,088	100% (5)
	Alvarez & Alvarez IRR Trust(4)	18,636,363	29.3%
	Cuachira, LLC(3)	5,000,000	7.9%
	Campos Eliseos #231 Piso 16 Col. Polanco, Mexico 11560 DF Matthew Jennings (6) 399 N. Highway 101 Solana Beach, California 92075	13,686,363	20.5%
All officers and directors		28,610,002
as a group (7)

____________________
*           Less than one percent.

(1)
Unless otherwise noted, the address of each holder is 12526 High Bluff Drive, Suite 155 San Diego California 92130.  Unless otherwise noted, the security ownership disclosed in this table is of record and beneficial.

(2)
Under Rule 13-d of the Exchange Act, shares not outstanding but subject to options, warrants, rights, conversion privileges pursuant to which such shares may be acquired in the next 60 days are deemed to be outstanding for the purpose of computing the percentage of outstanding shares owned by the person having such rights, but are not deemed outstanding for the purpose of computing the percentage for such other persons.  None of our officers or directors has options, warrants, rights or conversion privileges outstanding.

(3)	Cuachira, LLC maintains dispositive power over these shares, but may only transfer the shares with the consent of George Alvarez, to whom Cuachira, LLC has given a proxy.

(4)	Consists of shares held by the Alvarez and Alvarez Irrevocable Living Trust, of which Ms. Magali Alvarez is trustee.

(5)	Mr. George Alvarez holds proxies to vote all 66,909,088 issued and outstanding shares of Series B Common Stock.

(6)
Consists of  6,750,000 shares of Series B Common Stock held by Westmoore Investment L.P., of which Mr. Jennings is general partner; (b) 2,750,000 shares of Series A Common Stock and 2,250,000 shares of Series B Common Stock held by Westmoore Capital Group Series A, LLC, of which Mr. Jennings is Manager; (c) 2,284,563 shares of Series A Common Stock and 2,036,363 shares of Series B Common Stock held by Westmoore Management, LLC, of which Mr. Jennings is Chief Executive Officer; (d) 1,928,000 shares of Series A Common Stock and 1,900,000 shares of Series B Common Stock held by Westmoore Capital Group Series B, LLC, of which Mr. Jennings is Manager; (e) 673,900 shares of Series A Common Stock and 500,000 shares of Series B Common Stock held by Westmoore Capital Group Series II, LLC, of which Mr. Jennings is Manager; and (f) 250,000 shares of Series A Common Stock and 250,000 shares of Series B Common Stock held by YYZ Holdings, of which Mr. Jennings is a 40% stockholder.

(7)	Based on 28,610,002 shares of Series A Common Stock owned by the officers and directors as of October 6, 2010.

INTERESTS OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

No director, executive officer, associate of any director, executive officer or any other person has any substantial interest, direct or indirect, in the Amended Articles of Incorporation or the Amended Bylaws.  Mr. Tay, who is our President and a director, has a substantial and direct interest in the issuance of the Series B Common Stock.  Our Board decided to enter into an Executive Employment Agreement with Mr. Tay to compensate him at the annual rate of $350,000, to provide him with other employment benefits and to issue him 66,909,088 shares of the Company's Series B Common Stock.

NO DISSENTER’S RIGHTS

Under the NRS, our dissenting stockholders are not entitled to appraisal rights with respect to the Actions, and we will not independently provide our stockholders with any such rights.

SOLICITATION COSTS

We will bear the costs of preparing, assembling and mailing the Information Statement in connection with the Actions.  Arrangements may be made with banks, brokerage houses and other institutions, nominees and fiduciaries, to forward the Information Statement to beneficial owners.  We will, upon request, reimburse those persons and entities for expenses incurred in forwarding this Information Statement to our stockholders.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We are subject to the Exchange Act and are required to file reports, proxy statements and other information with the SEC regarding our business, financial condition and other matters pursuant to and in accordance with the Exchange Act.  You may read and copy the reports, proxy statements and other information filed by us at the public reference facilities maintained by the SEC at 100 F Street, NE, Room 1580, Washington DC 20549.  Please call the SEC at 1-800-SEC-0330 for additional information about the public reference facilities.  The reports, proxy statements and other information filed with the SEC are also available to the public over the internet at http://www.sec.gov, the internet website of the SEC.  All inquiries regarding our Company should be addressed to our Executive Vice President Legal, General Counsel and Director, Kenneth L. Waggoner, at 12526 High Bluff Drive, Suite 155, San Diego, California 92130.

BY ORDER OF THE COMPANY’S BOARD OF DIRECTORS

/s/ George Alvarez George Alvarez Chief Executive Officer and Member of the Board of Directors

/s/ Kenneth L. Waggoner Kenneth L. Waggoner Secretary and Member of the Board of Directors

EXHIBIT A

CERTIFICATE OF AMENDMENT
TO ARTICLES OF INCORPORATION OF CHINA TEL GROUP, INC.

Certificate of Amendment to Articles of Incorporation
For Nevada Profit Corporations
(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation

China Tel Group, Inc.

2. The articles have been amended as follows:

FOURTH:

The total number of shares of Common Stock which the Corporation is authorized to issue is One Billion Two Hundred Million. The Common Stock shall be compromised of One Billion (1,000,000,000) shares of Series A Common Stock with par value of $0.001 per share and Two Hundred Million (200,000,000) shares of Series B Common Stock with par value of $0.001 per share.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise a least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is __________________.

4. Effective date of filing: ____________________________

5. Signature:

/s/ _______________________________

EXHIBIT 1

CERTIFICATE OF AMENDMENT TO ARTICLES OF INCORPORATION

CHINA TEL GROUP, INC.

The Articles of Incorporation of China Tel Group, Inc. ("ChinaTel"), as heretofore filed with the Secretary of State of the State of Nevada on September 19, 2005 and as amended on January 11, 2007 and August 12, 2008, are hereby amended such that the capital stock of ChinaTel shall consist of 1,200,000,000 shares of the following common stock:

Series A Common Stock

The preferences, voting powers, qualifications and special or relative rights or privileges of ChinaTel shares of Series A common stock, with $0.001 par value per share ("ChinaTel Series A Common Stock"), shall be as follows:

1. Authorized Amount.

There are hereby authorized 1,000,000,000 shares of ChinaTel Series A Common Stock.

2.  Voting.

Each shareholder of a share of ChinaTel Series A Common Stock shall have the right to cast one (1) vote for each share held by a ChinaTel Series A Common Stock shareholder at any duly called meeting of shareholders of ChinaTel or pursuant to a written consent of shareholders of ChinaTel.

3.  Other Rights and Preferences.

The ChinaTel Series A Common Stock shall carry with it such other rights and preferences as may be determined by resolution of ChinaTel's Board of Directors.

Series B Common Stock

The preferences, voting powers, qualifications and special or relative rights or privileges of ChinaTel's shares of Series B common stock, with $0.001 par value per shares (ChinaTel Series B Common Stock"), shall be as follows:

1.  Authorized Amount.

There are hereby authorized 200,000,000 shares of ChinaTel Series B Common Stock, subject to the following qualification: the authorized shares of ChinaTel Series B Common Stock shall not be increased, unless the shareholders of eighty percent (80%) of the issued and outstanding shares of ChinaTel Series B Common Stock vote in favor of increasing the number of authorized shares of ChinaTel Series B Common Stock.

2.  Voting.

Each shareholder of a shares of ChinaTel Series B Common Stock shall have the right to cast ten (10) votes for each ChinaTel Series B Common share held by such shareholder at any duly called meeting of shareholders or pursuant to a written consent of shareholders of ChinaTel.

3.  No Dividends.

The shareholders of ChinaTel Series B Common Stock shall not be entitled to participate with the shareholders of the ChinaTel Series A Common Stock in the payment of any dividends payable by ChinaTel, in cash or in kind.

4.  No Rights on Liquidation.

In the event of any liquidation, dissolution or winding up of ChinaTel, whether voluntary or involuntary, the shareholders of shares of ChinaTel Series B Common shall not be entitled to receive any cash, cash-in-kind or assets whatsoever of ChinaTel.

5.  Conversion.

The ChinaTel Series B Common Stock shall no rights to convert into any other authorized shares of common stock of ChinaTel.

6.  Transferability.

The consent of eighty percent (80%) of the issued and outstanding shares of ChinaTel Series B Common Stock shall be required for any shareholder of ChinaTel Series B Common Stock to sell, assign or transfer any shares of ChinaTel Series B Common Stock to any third party, or to grant proxies or voting rights with respect to any shares of ChinaTel Series B Common Stock, except for any proxies granted to George Alvarez relating to the ChinaTel Series B Common.

7.  Redemption Rights.

ChinaTel shall redeem the ChinaTel Series Common Stock on May 23, 2023 ("Redemption Date"). On the Redemption Date, each share of ChinaTel Series B Common Stock shall be redeemed by ChinaTel at the par value ($0.001) of the ChinaTel Series B Common Stock.

8.  Sale of Control.

Until July 1, 2013, any vote or decision by ChinaTel to sell any stock or assets of ChinaTel, other than in the normal and ordinary course of business of ChinaTel, whether by merger, asset sale or otherwise (each, a "Sale of Control") shall require approval from eighty percent (80%) of the issued and outstanding shares of ChinaTel Series B Common Stock.

EXHIBIT B

AMENDED BYLAWS

OF

CHINA TEL GROUP, INC.
A Nevada Corporation

ARTICLE I

Offices

Section 1. The registered office of this corporation shall be in the City of Carson City, State of Nevada.

Section 2. The Corporation may also have offices at such other places both within and without the State of Nevada as the Board of Directors may from time to time determine or the business of the corporation may require.

ARTICLE 2

Meetings of Stockholders

Section 1. All annual meetings of the stockholders shall be held at the registered office of the corporation or at such other place within or without the State of Nevada as the Directors shall determine.  Special meetings of the stockholders may be held at such time and place within or without the State of Nevada as shall be stated in the notice of the meeting, or in a duly executed waiver of notice thereof.

Section 2. Annual meetings of the stockholders shall be held on the anniversary date of incorporation each year if not a legal holiday and, and if a legal holiday, then on the next secular day following, or at such other time as may be set by the Board of Directors from time to time, at which the stockholders shall elect by vote a Board of Directors and transact such other business as may properly be brought before the meeting.

Section 3. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the Articles of Incorporation, may be called by the President or the Secretary, by resolution of the Board of Directors or at the request in writing of stockholders owning a majority in amount of the entire capital stock of the corporation issued and outstanding and entitled to vote.  Such request shall state the purpose of the proposed meeting.

Section 4. Notices of meetings shall be in writing and signed by the President, Vice-President, the Secretary, an Assistant Secretary or by such other person or persons, as the Directors shall designate.  Such notice shall state the purpose or purposes for which the meeting is called and the time and the place, which may be within or without the State of Nevada, it is to be held.  A copy of such notice shall be either delivered personally to or shall be mailed, postage prepaid, to each stockholder of record entitled to vote at such meeting, not less than ten nor more than sixty days before such meeting.  If mailed, it shall be directed to a stockholder at his address as it appears upon the records of the corporation and, upon such mailing of any such notice, the service thereof shall be complete and the time of the notice shall begin to run from the date upon which such notice is deposited in the mail for transmission to such stockholder.  Personal delivery of any such notice to an officer of the corporation or association, or to any member of a partnership, shall constitute delivery of such notice to such corporation, association or partnership.  In the event of the transfer of stock after delivery of such notice of and prior to the holding of the meeting, it shall not be necessary to deliver or mail such notice of the meeting to the transferee.

Section 5. Business transactions at any special meeting of stockholders shall be limited to the purpose stated in the notice.

Section 6.  The holders of a majority of the stock issued and outstanding and entitled to vote at the meeting, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the Articles of Incorporation.  If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote at the meeting, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcements at the meeting, until a quorum shall be presented or represented.  At such adjourned meetings at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified.  Participation in a meeting of stockholders by means of a telephone conference or similar methods of communication is not permitted.

Section 7. When a quorum is present or represented at any meeting, the vote of the holders of ten percent (10%) of the stock having voting power present in person or represented by proxy shall be sufficient to elect Directors or to decide any question brought before such meeting, unless the question is one upon which by express provision of the statute or of the Articles of Incorporation, a different vote shall govern and control the decision of such question.

Section 8. Each stockholder of record of Series A common stock and preferred stock of the corporation shall be entitled, at each meeting of the stockholders, to one vote for each share standing in his name on the books of the corporation. Each stockholder of record of Series B common stock of the corporation shall be entitled, at each meeting of the stockholders, to ten (10) votes for each share standing in his name on the books of the corporation. Upon the demand of any stockholder, the vote for Directors and the vote upon any question before the meeting shall be by ballot.

Section 9. At any meeting of the stockholders, any stockholder may be represented and vote by a proxy or proxies appointed by an instrument in writing. In the event that any such instrument in writing shall designate two or more persons to act as proxies, a majority of such persons present at the meeting, or, if only one shall be present, then that one shall have and may exercise all the powers conferred by such written instruction upon all of the persons so designated unless the instrument shall otherwise provide.  No proxy or power of attorney to vote shall be voted at a meeting of the stockholders, unless it shall have been filed with the Secretary of the meeting when required by the inspector of elections.  All questions regarding the qualifications of voters, the validity of proxies and the acceptance of or rejection of votes shall be decided by the inspector of elections who shall be appointed by the Board of Directors, or if not so appointed, then by the presiding officer at the meeting.

Section 10.  Any action which may be taken by the vote of the stockholders at a meeting may be taken without a meeting if authorized by the written consent of stockholders holding at least a majority of the voting power, unless the provisions of the statute or the Articles of Incorporation require a greater proportion of voting power to authorize such action in which case such greater proportion of written consents shall be required.

ARTICLE 3

Directors

Section 1. The business of the corporation shall be managed by its Board of Directors, which may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the Articles of Incorporation or by these Bylaws directed or required to be exercised or done by the stockholders.

Section 2.  The number of Directors which shall constitute the whole board shall be not less than one (1) and not more than nine (9).  The number of Directors may from time to time be increased or decreased to not less than one nor more than ten (10) by action of the Board of Directors.  The Directors shall be elected at the annual meeting of the stockholders and, except as provided in Section 2 of this Article, each Director elected shall hold office until his successor is elected and qualified.  Directors need not be stockholders.

Section 3. Vacancies in the Board of Directors, including those caused by a decrease in the number of Directors, may be filed by a majority of the remaining Directors, though less than a quorum, or by a sole remaining Director, and each Director so elected shall hold office until his successor is elected at the annual or a special meeting of the stockholders.  The holders of two-thirds of the outstanding shares of stock entitled to vote may at any time peremptorily terminate the term of office of all or any of the Directors by vote at a meeting called for such purpose or by a written statement filed with the Secretary or, in his absence, with any other officer.  Such removal shall be effective immediately, even if successors are not elected simultaneously, and the vacancies on the Board of Directors resulting therefrom shall only be filled from the stockholders.

A vacancy or vacancies on the Board of Directors shall be deemed to exist in case of death, resignation or removal of any Director, or if the authorized number of Directors be increased, or if the stockholders fail at any annual or special meeting of stockholders at which any Director or Directors are elected to elect the full authorized number of Directors to be voted for at that meeting.

The stockholders may elect a Director or Directors at any time to fill any vacancy or vacancies not filled by the Directors.  If the Board of Directors accepts the resignation of a Director tendered to take effect at a future time, the Board or the stockholders shall have power to elect a successor to take office when the resignation is to become effective. No reduction of the authorized number of Directors shall have the effect of removing any Director prior to the expiration of his term of office.

ARTICLE 4

Meetings of the Board of Directors

Section 1. Regular meetings of the Board of Directors shall be held at any place within or without the State of Nevada which has been designated from time to time by resolution of the Board or by written consent of all members of the Board.  In the absence of such designation, regular meetings shall be held at the registered office of the corporation.  Special meetings of the Board may be held either at a place so designated or at the registered office.

Section 2. The first meeting of each newly elected Board of Directors shall be held immediately following the adjournment of the meeting of stockholders and at the place thereof.  No notice of such meeting shall be necessary to the Directors in order legally to constitute the meeting, provided a quorum is present.  In the event such meeting is not so held, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors.

Section 3.  Regular meetings of the Board of Directors may be held without call or notice at such time and at such place as shall from time to time be fixed and determined by the Board of Directors.

Section 4. Special meetings of the Board of Directors may be called by the Chairman, the President, the Vice-President or by any two Directors.  Written notice of the time and place of special meetings shall be delivered personally to each Director, or sent to each Director by mail or any other form of written communication, charges prepaid, addressed to him at his address as it is shown upon the records or, if not readily ascertainable, at the place in which the meetings of the Directors are regularly held.  In case such notice is mailed or telegraphed, it shall be deposited in the postal service or delivered to the telegraph company at least forty-eight (48) hours prior to the time of the holding of the meeting.  In case such notice is delivered or faxed, it shall be so delivered or faxed at least twenty-four (24) hours prior to the time of the holding of the meeting.  Such mailing, delivery or faxing as above provided shall be due, legal and personal notice of such Director.

Section 5. Notice of the time and place of holding an adjourned meeting need not be given to the absent Directors, if the time and place were fixed at the meeting adjourned.

Section 6. The transaction of any meeting of the Board of Directors, however called and noticed or wherever held, shall be as valid as though transacted at a meeting duly held after regular call and notice, if a quorum be present, and if, either before or after such meeting, each of the Directors not present signs a written waiver of notice, or a consent of holding such meeting, or approvals of the minutes thereof.  All such waivers, consents or approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

Section 7. The majority of the authorized number of Directors shall be necessary to constitute a quorum for the transaction of business, except to adjourn as hereinafter provided.  Every act or decision done or made by a majority of the Directors present at a meeting duly held at which a quorum is present shall be regarded as the act of the Board of Directors, unless a greater number be required by law or by the Articles of Incorporation.  Any action of a majority, although not at a regularly called meeting, and the record thereof, if assented to in writing by all of the other members of the Board, shall be as valid and effective in all respects as if passed by the Board in regular meeting.

Section 8.  A quorum of the Directors may adjourn any Directors meeting to meet again at stated day and hour; provided, however, that in the absence of a quorum, a majority of the Directors present at any Directors meeting, either regular or special, may adjourn from time to time until the time fixed for the next regular meeting of the Board.

Section 9.  Directors may participate in a meeting of the Board of Directors by means of a telephone conference or similar methods of communication by which all persons participating in the meeting can hear each other.  Participation in a meeting pursuant to this Section 9 shall constitute presence in person at the meeting.

ARTICLE 5

Committees of Directors

Section 1.  The Board of Directors may, by resolution adopted by a majority of the Board of Directors, designate one or more committees of the Board of Directors, each committee to consist of two or more of the Directors of the corporation which, to the extent provided in the resolution, shall and may exercise the power of the Board of Directors in the management of the business and affairs of the corporation and may have power to authorize the seal of the corporation to be affixed to all papers which may require it. Such committee or committees shall have such name or names as may be determined from time to time by the Board of Directors.  The members of any such committee present at any meeting and not disqualified from voting may, whether or not they constitute a quorum, unanimously appoint another member of the Board of Directors to act at the meeting in the place of any absent or disqualified member.  At meetings of such committees, a majority of the members or alternate members at any meeting at which there is a quorum shall be the act of the committee.

Section 2. Each committee shall keep regular minutes of their proceedings and report the same to the Board of Directors.

Section 3. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if a written consent thereto is signed by all members of the Board of Directors or of such committee, as the case may be, and such written consent is filed with the minutes of proceedings of the Board or committee.

Section 4.  Directors may participate in a meeting of a committee of the Board of Directors by means of a telephone conference or similar methods of communication by which all persons participating in the meeting can hear each other.  Participation in a meeting pursuant to this Section 9 shall constitute presence in person at the meeting.

ARTICLE 6

Compensation of Directors

The Directors may be paid their expenses of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as Director.  No such payment shall preclude any Director from serving the corporation in any other capacity and receiving compensation therefore.  Members of special or standing committees may be allowed like reimbursement and compensation for attending committee meetings.

ARTICLE 7

Notices

Section 1. Notices to Directors and stockholders shall be in writing and delivered personally or mailed to the Directors or stockholders at their addresses appearing on the books of the corporation.  Notices to Directors may also be given by fax, by telegram and by e-mail, for each Director who consents to receive Notice by e-mail.  Notice by mail, fax, telegram or e-mail shall be deemed to be given at the time when the same shall be mailed.

Section 2. Whenever all parties entitled to vote at any meeting, whether of Directors or stockholders, consent, either by a writing on the records of the meeting or filed with the Secretary, or by presence at such meeting or oral consent entered on the minutes, or by taking part in the deliberations at such meeting without objection, the doings of such meeting shall be as valid as if had at a meeting regularly called and noticed, and at such meeting any business may be transacted which is not excepted from the written consent to the consideration of which no objection for want of notice is made at the time.  If any meeting be irregular for want of notice or such consent, provided a quorum was present at such meeting, the proceedings of said meeting may be ratified and approved and rendered likewise valid and the irregularity or defect therein waived by a writing signed by all parties having the right to vote at such meeting; and such consent or approval of stockholders may be by proxy or attorney, but all such proxies and powers of attorney must be in writing.

Section 3. Whenever any notice whatever is required to be given under the provisions of the statute, of the Articles of incorporation or of these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

ARTICLE 8

Officers

Section 1. The officers of the corporation shall be chosen by the Board of Directors and shall be a President, a Secretary and a Treasurer.  Any person may hold two or more offices.

Section 2.  The Board of Directors at its first meeting after each annual meeting of stockholders shall choose a Chairman of the Board, who shall be a Director, and shall choose a President, Secretary and Treasurer, none of whom need be Directors.

Section 3.  The Board of Directors may appoint a Vice-Chairman of the Board, Vice-Presidents and one or more Assistant Secretaries and Assistant Treasurers and such other officers and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors.

Section 4. The salaries and compensation of all officers of the corporation shall be fixed by the Board of Directors.

Section 5.  The officers of the corporation shall hold office at the pleasure of the Board of Directors.  Any officer elected or appointed by the Board of Directors may be removed any time by the Board of Directors.  Any vacancy occurring in any office of the corporation by death, resignation, removal or otherwise shall be filled by the Board of Directors.

Section 6. The Chairman of the Board of Directors shall preside at meetings of the stockholders and the Board of Directors, and shall see that all orders and resolutions of the Board of Directors are carried into effect.

Section 7.  The Vice-Chairman shall, in the absence or disability of the Chairman of the Board of Directors, perform the duties and exercise the powers of the Chairman of the Board of Directors and shall perform other such duties as the Board of Directors may from time to time prescribe.

Section 8. The President shall act as the chief executive officer of the corporation and shall have active management of the business of the corporation.  He shall execute on behalf of the corporation all instruments requiring such execution, except to the extent the signing and execution thereof shall be expressly designated by the Board of Directors to some other officer or agent of the corporation.

Section 9.  The Vice-Presidents shall act under the direction of the President.  They shall perform such duties and have such powers as the President or the Board of Directors may from time to time prescribe.  The Board of Directors may designate one or more Executive Vice-Presidents or may otherwise specify the order of seniority of the Vice-Presidents.  The duties and powers of the President shall descend to the Vice-Presidents, as determined by the Board of Directors.

Section 10.  The Secretary shall act under the direction of the President.  Subject to the direction of the President, the Secretary shall attend all meetings of the Board of Directors and all meetings of the stockholders and record the proceedings.  He shall perform like duties for the standing committees when required.  He shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and will perform other such duties as may be prescribed by the President or the Board of Directors.

Section 11.  The Assistant Secretaries shall act under the direction of the President.  In order of their seniority, unless otherwise determined by the President or the Board of Directors, they shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary.  They shall perform other such duties and have such other powers as the President and the Board of Directors may from time to time prescribe.

Section 12. The Treasurer shall act under the direction of the President.  Subject to the direction of the President, he shall have custody of the corporate funds and securities, and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all money and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the Board of Directors.  He shall disburse the funds of the corporation as may be ordered by the President or the Board of Directors, taking proper vouchers for such disbursements, and shall render to the President and the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all his transactions as Treasurer and of the financial condition of the corporation.

If required by the Board of Directors, the Treasurer shall give the corporation a bond in such sum and with such surety as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his office and for the restoration to the corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the corporation.

Section 13.  The Assistant Treasurers in order of their seniority, unless otherwise determined by the President or the Board of Directors, shall, in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer.  They shall perform such other duties and have such other powers as the President or the Board of Directors may from time to time prescribe.

ARTICLE 9

Certificates of Stock

Section 1. Every stockholder shall be entitled to have a certificate signed by the President, a Vice- President, the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary of the corporation, certifying the number of shares owned by him in the corporation.  If the corporation shall be authorized to issue more than one class of stock or more that one series of any class, the designations, preferences and relative, participating, optional or other special rights of the various classes of stock or series thereof and the qualifications, limitations or restrictions of such rights, shall be set forth in full or summarized on the face or back of the certificate which the corporation shall issue to represent such stock.

Section 2.  If a certificate is signed: (a) by a transfer agent other than the corporation or its employees; or (b) by a registrar other than the corporation or its employees, the signatures of the officers of the corporation may be facsimiles.  In case any officer who has signed or whose facsimile signatures have been placed upon a certificate shall cease to be such officer before such certificate is issued, such certificate may be issued with the same effect as though the person had not ceased to be such officer.  The seal of the corporation, or a facsimile thereof, may, but need not be, affixed to certificates of stock.

Section 3.  The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost or destroyed upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost or destroyed.  When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost or destroyed.

Section 4.  Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duty endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation, if it is satisfied that all provisions of the laws and regulations applicable to the corporation regarding transfer and ownership of shares have been compiled with, to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

Section 5.  The Board of Directors may fix in advance a date not exceeding sixty (60) days nor less than ten (10) days preceding the date of any meeting of stockholders, or the date of the payment of any dividend, or the date of the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect, or a date in connection with obtaining the consent of stockholders for any purpose, as a record date for the determination of the stockholders entitled to notice of and to vote at any such meeting, and any adjournment thereof, or entitled to receive payment of any such dividend, or to give such consent, and in the such case, such stockholders, and only such stockholders as shall be stockholders of record on the date so fixed, shall be entitled to notice of and to vote as such meeting, or any adjournment thereof, or to receive such payment of dividend, or to receive such allotment of rights, or to exercise such rights, or to give such consent, as the case may be, notwithstanding any transfer of any stock on the books of the corporation after such record date fixed as aforesaid.

Section 6. The corporation shall be entitled to recognize the person registered on its books as the owner of the share to be the exclusive owner for all purposes, including voting and dividends, and the corporation shall not be bound to recognize any equitable or other claims to or interest in such shares or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Nevada.

ARTICLE 10

General Provisions

Section 1.  Dividends upon the capital stock of the corporation, subject to the provisions of the Articles of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law.  Dividends may be paid in cash, in property or in shares of the capital stock of the corporation, subject to the provisions of the Articles of Incorporation.

Section 2. Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the Directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends or for repairing and maintaining any property of the corporation, or for such other purpose as the Directors shall think conducive to the interests of the corporation, and the Directors may modify or abolish any such reserve in the manner in which it was created.

Section 3.  All checks or demands for money and notes of the corporation shall be signed by such officer or officers or such other person or persons, as the Board of Directors may from time to time designate.

Section 4.  The fiscal year of the corporation shall be fixed by resolution of the Board of Directors.

Section 5. The corporation may or may not have a corporate seal, as may be from time to time determined by resolution of the Board of Directors.  If a corporate seal is adopted, it shall have inscribed thereon the name of the corporation and the words "Corporate Seal" and "Nevada".  The seal may be used by causing it or a facsimile thereof to be impressed, affixed, or in any manner reproduced.

ARTICLE 11

Indemnification

Section 1.  Every person who was or is a party or is a threatened to be made a party to or is involved in any action, lawsuit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or a person of whom he is the legal representative is or was a Director or officer of the corporation or is or was serving at the request of the corporation or for its benefit as a Director or officer of another corporation, or as its representative in a partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless to the fullest legally permissible under the General Corporation Law of the State of Nevada from time to time against all expenses, liability and loss (including attorney's fees, judgments, fines and amounts paid or to be paid in settlement) reasonably incurred or suffered by him in connection therewith.  The expenses of officers and Directors incurred in defending a civil or criminal action, lawsuit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, lawsuit or proceeding upon receipt of an undertaking by or on behalf of the Director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation.  Such right of indemnification shall be a contract right which may be enforced in any manner desired by such person.  Such right of indemnification shall not be exclusive of any other right which such Directors, officers or representatives may have or hereafter acquire and, without limiting the generality of such statement, they shall be entitled to their respective rights of indemnification under any bylaw, agreement, vote of stockholders, provision of law or otherwise, as well as their rights under this Article 11.

Section 2.  The Board of Directors may cause the corporation to purchase and maintain insurance on behalf of any person who is or was a Director or officer of the corporation, or is or was serving at the request of the corporation as a Director or officer of another corporation, or as its representative in a partnership, joint venture. trust or other enterprise against any liability asserted against such person and incurred in any such capacity or arising out of such status, whether or not the corporation would have the power to indemnify such person.  The Board of Directors may form time to time adopt further Bylaws with respect to indemnification and amend these and such Bylaws to provide at all times the fullest indemnification permitted by the General Corporation Law of the State of Nevada.

ARTICLE 12

Amendments

Section 1.  The Bylaws may be amended by a majority vote of all the stock issued and outstanding and entitled to vote at any annual or special meeting of the stockholders, provided notice of intention to amend shall have been contained in the notice of the meeting.

Section 2. The Board of Directors by a majority vote of the whole Board at any meeting may amend these Bylaws, including Bylaws adopted by the stockholders, but the stockholders may from time to time specify particulars of the Bylaws which shall not be amended by the Board of Directors.

APPROVED AND ADOPTED FEBRUARY ___, 2011.
CERTIFICATE OF THE SECRETARY

I, Kenneth L. Waggoner, hereby certify that I am the Secretary of China Tel Group, Inc. (“ChinaTel”) and that the foregoing Amended Bylaws, consisting of 9 pages, constitute the Amended Bylaws of ChinaTel as duly adopted by the Unanimous Written Consent of the Board of Directors of ChinaTel and by a Majority Written Consent of the Shareholders of ChinaTel effective November 1, 2010.

IN WITNESS WHEREOF, I have hereunto subscribed my name on February __, 2011.

/s/

EXHIBIT C

EXECUTIVE EMPLOYMENT AGREEMENT BETWEEN
CHINA TEL GROUP, INC. AND TAY YOUNG LEE

This Executive Employment Agreement ("Agreement") is made as of the ___ day of February 2011, between China Tel Group, Inc., a Nevada corporation (“Company”), and Tay Young Lee ("Executive").  Company and Executive are also referred to in this Agreement individually and together as a “Party” or the “Parties.”

RECITALS

A. As a development stage company, the Company has not yet adopted formal employment agreements and incentive based compensation, profit sharing, retirement and other plans designed to attract, retain and reward key executives for attainment of predetermined and objectively measurable short and long range financial and other performance goals of the Company (collectively “Executive Employee Benefit Plans”).  However, it is contemplated that the Company will develop and adopt Executive Employee Benefit Plans similar to those in effect at other publicly held corporations in the United States.

B. It is contemplated that the Board of Directors of the Company (“Board”) will create a Compensation Committee, which shall have primary responsibility for developing Executive Employee Benefit Plans, and/or for recommending payment of incentive and performance based compensation of executive employees of the Company who are eligible to participate under such plans as the Company may adopt from time to time.

C. Since the inception of the Company in 2008, the Executive has been providing professional services to the Company in a number of different capacities and, most recently, as the President of the Company.  The President of the Company functions as the Company’s chief executive officer responsible for the overall operational and strategic management of the Company.

D. Since the inception of the Company in 2008, the Executive has been instrumental in developing and implementing the Company’s business strategies and in developing potential financial investments in the Company and investment opportunities for the Company, through both his significant business acumen and his important business relationships throughout Asia.  The Board has determined that the Executive has performed at an exceptional level during his affiliation with the Company and wants to insure that he is retained as the President and incentivized to continue his exceptional performance into the future.

E. In consideration of the foregoing, and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, the Executive and the Company agree to the following terms of the Executive’s employment with the Company:

AGREEMENT

1. Employment.  The term of this Agreement shall extend from November 1, 2010 ("Commencement Date") until December 31, 2013; provided, however, that the term of this Agreement shall be automatically extended for one additional year on the anniversary of the Commencement Date and on each anniversary thereafter, unless, not less than ninety (90) days prior to each such date, either the Executive or the Company has given notice to the other that it or he does not wish to extend the term of this Agreement.  The term of this Agreement shall also terminate upon any Date of Termination (as defined in Section 4 of this Agreement).  The time period during which this Agreement is in effect, including any extensions, is referred to in this Agreement as the "Term."

2. Position and Duties.  During the Term, the Executive shall serve as the President of the Company and shall have such powers and duties as are normally inherent in such capacity in publicly held corporations of similar size and character as the Company, or as may, from time to time, be prescribed by the Board; provided, however, that such duties are consistent with the Executive's position or other positions and responsibilities within the Company that the Executive may hold from time to time.  The Executive shall devote his full working time and efforts to the business and affairs of the Company. Notwithstanding the foregoing, the Executive may serve on the Boards of Directors of other companies and entities, with the written approval of the Board, or engage in religious, charitable or other community activities, as long as such services and activities are disclosed to the Board and do not interfere in any material way with the Executive's performance of his duties to the Company as provided in this Agreement.

3. Compensation and Employment Benefits.  During the Term, the Executive shall be entitled to the following elements of compensation and other employment benefits:

(a) Base Salary.  During the Term, the Company shall pay the Executive a salary (“Base Salary”) at an annual rate as shall be determined from time to time by the Compensation Committee of the Board, consistent with the general policies and practices of the Company and subject to periodic review, provided, however that in no event shall such annual rate be less than Three Hundred Fifty Thousand Dollars US ($350,000.00).  The Base Salary shall be paid to Executive in twelve (12) equal monthly payments at or about the 1st of each month in the amount of Twenty-Nine Thousand, Six Hundred Sixty-Six Dollars US and Sixty-Seven Cents ($29,166.67).  The Base Salary shall be subject to withholding of taxes under applicable laws and shall be paid in periodic installments in accordance with the payroll practices of the Company applicable to other salaried employees, as in effect from time to time at the Company.

(b) Cash Bonus Compensation.  The Executive shall be eligible to participate in such cash incentive compensation plans for executives of the Company as may be established by the Board or Compensation Committee to reward attainment by the Company of short and long term performance goals and other criteria, and to receive such bonuses as are determined by the Board or Compensation Committee from time to time on conditions no less favorable than awards made to other senior executive officers of the Company.

(c) Equity-Based Compensation.  The Executive shall be eligible to participate in such equity-based incentive compensation plans for executives of the Company, as may be established by the Company, and to be awarded as compensation such classes of stock, warrants, and/or options (collectively, “Equities”) as the Company may issue in accordance with such plans and in such amounts as are determined by the Board or the Compensation Committee, from time to time, on conditions no less favorable than awards made to other senior executive officers of the Company.

(d) Expenses.  The Executive shall be entitled to receive prompt reimbursement for all reasonable expenses incurred by him in performing services pursuant to this Agreement during the Term, in accordance with the policies and procedures then in effect and established by the Company for its senior executive officers.

(e) Retention Bonus Compensation.  The Executive shall receive Sixty-Six Million, Nine Hundred Nine Thousand, Eighty-Eight (66,909,088) shares of the Company’s Series B common stock within thirty (30) business days of the signing of this Agreement.  Such shares are being granted by the Company based upon its desire to retain the Executive to remain with the Company in his current position of President, to continue in that position for the indefinite future and to assume such additional operational and strategic business responsibilities as the Board may determine.

(f) Other Benefits.  During the Term, the Executive shall be entitled to participate in or receive benefits under any Executive Employee Benefit Plans the Company may hereafter adopt, including, without limitation, each pension and retirement plan; supplemental pension, retirement and deferred compensation plan; savings and profit-sharing plan; stock ownership plan; stock purchase plan; stock option plan; life insurance plan; medical insurance plan; disability plan; and health and accident plan or arrangement established and maintained by the Company for executives of the same or lesser status within the hierarchy of the Company, subject to and on a basis consistent with the terms, conditions and overall administration of such plan or arrangement on conditions no less favorable than awards made to other senior executive officers of the Company.  Any payments or benefits to which the Executive is entitled under any Executive Employee Plan in respect of any calendar year during which the Executive is employed by the Company for less than the whole of such year shall, unless otherwise provided in the applicable plan or arrangement, be prorated in accordance with the number of days in such calendar year during which he is so employed.  Should any such payments or benefits accrue on a fiscal year or other anniversary date (rather than calendar year), then the proration in the preceding sentence shall be on the basis of such alternative measurement of a partial year.

(g) Vacations.  The Executive shall be entitled to all paid holidays given by the Company to its executives and not less than six (6) weeks of paid vacation time in each calendar year, or such additional time as in the judgment of the Executive, as ratified annually by the Board, does not interfere with the ability of the Executive to fulfill the duties assigned to him.  In this regard, the Parties recognize that the realities of modern communication devices and the extent of travel and entertainment associated with the duties to be assigned to the Executive require flexibility in evaluating the extent to which the Executive is fulfilling duties assigned to him even while on vacation or away from his office.

4. Termination.  The Executive's employment under this Agreement may be terminated without any breach of this Agreement under the following circumstances:

(a) Death.  The Executive's employment pursuant to this Agreement shall terminate upon his death.

(b) Disability.  The Company may terminate the Executive's employment if he is disabled or otherwise unable to perform the essential functions of the Executive's then existing position or positions under this Agreement with or without reasonable accommodation for a period of one hundred eighty (180) days (which need not be consecutive) in any twelve (12) month period.  If any question arises as to whether during any period the Executive is disabled so as to be unable to perform the essential functions of the Executive's then existing position or positions with or without reasonable accommodation, the Executive may, and at the request of the Company shall, submit to the Company a certification within a reasonable period of time from such request and in reasonable detail by a physician selected by the Company to whom the Executive or the Executive's guardian has no reasonable objection as to whether the Executive is so disabled or otherwise unable to perform the essential functions of the Executive’s then existing position or positions, or how long such disability or inability is expected to continue.  Such certification shall be provided to the Board, which shall determine the extent and duration of the Executive’s disability.  The Executive shall cooperate with any reasonable request of the physician in connection with his report to the Board.  If such question shall arise and the Executive shall fail to submit such certification, the Company's determination of such issue shall be binding on the Executive.  Nothing in this Section 4(b) shall be construed to waive the Executive's rights, if any, under existing law including, without limitation, the Family and Medical Leave Act of 1993, 29 U.S.C. 2601 et seq. and the Americans with Disabilities Act, 42 U.S.C. 12101 et seq.

(c) Termination by Company for Cause.  At any time during the Term, the Company may terminate the Executive's employment hereunder for Cause.  For purposes of this Agreement, "Cause" shall mean: (i) a willful act of dishonesty by the Executive with respect to any matter involving the Company or any subsidiary which results in financial or other harm to the Company or any subsidiary; (ii) conviction of the Executive of a felony or other crime involving the personal enrichment of the Executive at the expense of the Company or any subsidiary (unless the Executive’s action or omission occurred in good faith in the reasonable belief that such action was not criminal); or (iii) willful refusal by the Executive to perform to the Board’s satisfaction any significant portion of the Executive's duties and responsibilities as the President of the Company and/or as assigned or delegated under this Agreement (other than any such failure after the Executive gives notice of termination for "Good Reason"), which failure continues without correction for more than thirty (30) days after written notice given to the Executive by the Board.  For purposes of clause (i) of this Section 4. (c), no act, or failure to act, on the Executive's part shall be deemed "willful" unless done, or omitted to be done, by the Executive without reasonable belief that the Executive's act, or failure to act, was in the best interests of the Company and/or its subsidiaries.  Any act or failure to act of the Executive which is criminal in nature, or which involves the knowing violation of any applicable law, shall be deemed “willful.”

(d) Termination by the Company Without Cause.  At any time during the Term, the Company may terminate the Executive's employment under this Agreement at its sole discretion for any reason and without cause.  Any termination by the Company of the Executive's employment under this Agreement which does not constitute a termination for Cause under Section 4.(c) or result from the death or disability of the Executive under Section 4.(a) or (b) shall be deemed a termination without cause.

(e) Termination by the Executive for Good Reason.  The Executive may terminate his employment under this Agreement for “Good Reason.”  For purposes of this Agreement, “Good Reason” shall mean the occurrence, without the Executive’s prior written consent, of any one or more of the following; provided, however, that the Executive shall have given the Company a Notice of Termination within ninety (90) days after the occurrence of the event giving rise for Good Reason and the Company has failed to cure the event of termination within thirty (30) days of its receipt of such Notice of Termination from the Executive:

(i) The assignment to the Executive on a permanent basis of a material amount of duties which are inconsistent with the Executive’s position; authorities, duties or other responsibilities as contemplated by Section 2 of this Agreement; provided, however that the Executive acknowledges and agrees that a change solely in office or title of the Executive, by itself, shall not automatically constitute Good Reason;

(ii) A material breach by the Company of any material provision of this Agreement;

(iii) If one or more Changes in Control of the Company (as defined in Section 6 of this Agreement) occurs prior to the termination of this Agreement, Good Reason for the Executive’s termination of employment shall, in addition to the events listed above, also mean the occurrence, without the Executive’s prior written consent, of any one or more of the following actions taken by the Company or its successor in interest:

(A) Reduction of the Executive’s Base Salary as in effect immediately before the occurrence of the first Change in Control of the Company or as the Executive’s Base Salary may have been increased from time to time after that occurrence;

(B) Reduction of the Annual Bonus Opportunity afforded the Executive to a percentage less than that afforded to the Executive under any Executive Employee Benefit Plans as in effect immediately before the occurrence of the first Change in Control of the Company or as such Annual Bonus Opportunity may have been increased from time to time after that occurrence;

(C) Reduction of the Annual Equity-Based Compensation Opportunity afforded the Executive to a percentage less than that afforded to the Executive under any Executive Employee Benefit Plans as in effect immediately before the occurrence of the first Change in Control of the Company or as such Annual Equity-Based Compensation Opportunity may have been increased from time to time after that occurrence;

(D) Failure to either: (i) continue in effect or (ii) continue the Executive’s participation on substantially the same basis, both in terms of amount of benefits provided and the level of the Executive’s participation in, any Executive Employee Benefit Plan as existed and in which the Executive was a participant immediately before the occurrence of the first Change in Control of the Company, or any substitute plan adopted from time to time after that occurrence, unless an equitable and reasonably comparable arrangement (embodied in a substitute or alternative benefit or plan) is made with respect to such Executive Employee Benefit Plan;

(E) Taking any action that would directly or indirectly materially reduce any other non-contractual benefits that were provided to the Executive by the Company immediately before the occurrence of the first Change in Control of the Company or deprive the Executive of any material fringe benefit enjoyed by the Executive immediately before the occurrence of the first Change in Control of the Company;

(F) Requiring the Executive to perform a majority of his duties outside the Executive’s usual principal office for a period of more than sixty (60) consecutive days or for more than one hundred eighty (180) days in any calendar year; or

(G) Committing a material breach of any provision of this Agreement or any subsequent written agreement the Executive has or may in the future have with the Company.

(f) Termination by the Executive Without Good Reason.  At any time during the Term, the Executive may terminate the Executive's employment under this Agreement without Good Reason.  Any termination by the Executive of the Executive's employment under this Agreement which does not constitute a termination for Good Reason under Section 4(d) shall be deemed a termination without Good Reason.

(g) Notice of Termination.  Except for termination as specified in Section 4(a), any termination of the Executive's employment by the Company or any such termination by the Executive shall be communicated by written Notice of Termination to the other Party to this Agreement.  For purposes of this Agreement, a "Notice of Termination" shall mean a notice which shall indicate the specific termination provision in this Agreement relied upon in terminating the Executive’s employment.

(h) Date of Termination.  "Date of Termination" shall mean: (i) if the Executive's employment is terminated by his death, the date of his death; (ii) if the Executive's employment is terminated by his disability or other inability to perform his essential job duties, thirty (30) days after determination by the Board that such disability or other inability to perform is of a duration required to be established under Section 4(b); (iii) if the Executive’s employment is terminated by the Company for Cause under Section 4(c) of this Agreement, the date on which Notice of Termination is given or the expiration of any period for cure, whichever is later; or (iv) if the Executive's employment is terminated by either the Company or the Executive under Section 4(d), 4(e) or 4(f) of this Agreement, thirty (30) days after the date on which a Notice of Termination is given.  Notwithstanding the foregoing, in the event that the Executive gives a Notice of Termination to the Company, the Company may unilaterally accelerate the Date of Termination, and such acceleration shall not result in a different form of termination by the Company for purposes of this Agreement.

5.  Compensation Upon Termination

(a) Termination Generally.  If the Executive's employment with the Company is terminated: (i) by reason of death; (ii) by reason of disability or other inability to perform his essential job duties; (iii) by the Company for Cause; or (iv) by the Executive without Good Reason, the Company shall pay or provide to the Executive (or to his authorized representative or estate) any earned but unpaid Base Salary, unpaid expense reimbursements, a reasonable payment for any unused vacation and any vested benefits the Executive may have under any Executive Employee Benefit Plans through the Date of Termination as calculated on a prorated annual basis ("Accrued Benefit").  Such payments shall be made by the Company within sixty (60) days of the Date of Termination.

(b) Special Rules for Calculating Cash Bonus and Equity-Based Compensation.  Notwithstanding the terms of any Executive Employee Benefit Plans, or the performance standards established by the Compensation Committee for award of Cash Bonus Compensation and/or Equity-Based Compensation on a prospective basis, the prorated portion of such compensation to which the Executive shall be entitled as a result of termination for any reason shall be calculated based on annual amounts the Executive earned on a historical basis as Cash Bonus Compensation (“Termination Year Cash Bonus”) and Equity-Based Compensation (“Termination Year Equity-Based Compensation”), respectively.  Each of the Termination Year Cash Bonus and the Termination Year Equity-Based Compensation shall be calculated separately, but based on the same formula.  For each element of compensation, the element shall be the greater of: (i) the average amount earned by the Executive during the three (3) full years preceding the Date of Termination; or (ii) the amount earned by the Executive in the last full year preceding the Date of Termination (“Formula”).  Each amount so calculated shall be prorated as described in Section 3(e) of this Agreement.  Any Termination Year Equity-Based Compensation shall be payable in cash according to its intrinsic value (as measured for purposes of the Company’s audited financial statements) in lieu of any award of Securities.  Such payment shall be made within sixty (60) days of the Date of Termination of the Executive.

(c) Termination by Company Without Cause or by Executive With Good Reason.  If the Executive's employment with the Company is terminated by: (i) the Company without Cause or (ii) by the Executive with Good Reason, then the Company shall, through the Date of Termination, pay the Executive his Accrued Benefit, including the amounts calculated under the special rules described in Section 5(b) of this Agreement, on the conditions that: (iii) the Executive delivers a general release of claims in a form and manner satisfactory to the Company ("Release") within ten (10) days of the Date of Termination; and (iv) within twenty-one (21) days of the Executive’s receipt of the Release from the Company the Executive does not revoke such Release during a seven (7) day revocation period.  If the Executive has met both conditions, the Company shall pay the Executive the following additional amounts sixty (60) days following the Date of Termination of the Executive:

(i) Five (5) times the aggregate of the following three elements of compensation:  (1) the Executive’s annual Base Salary (as calculated using the Formula); (2) the Executive’s Termination Year Cash Bonus; and (3) the Executive’s Termination Year Equity-Based Compensation.  Such amount shall be paid out in a lump sum on the first payroll date after the Date of Termination or expiration of the seven (7) day revocation period for the Release, if later.

(ii) Notwithstanding the terms of any award agreement governing such stock options with respect to termination of employment, the Executive shall continue to vest in Executive's options, in accordance with the governing stock options and all of the terms of those plans shall continue to be in effect, as though Executive had remained an active employee, for twelve (12) months beyond the Date of Termination.

(iii) The Company shall provide to the Executive health, dental and life insurance on the same terms and conditions, as though the Executive had remained an active employee, for eighteen (18) months beyond the Date of Termination to the extent they existed at the Date of Termination.

(iv) The Company shall pay to the Executive all reasonable legal and arbitration fees and expenses incurred by the Executive in obtaining or enforcing any right or benefit provided by this Agreement, except in cases determined by the court or arbitrator to involve the initiation of frivolous or bad faith litigation or arbitration by the Executive.

6. Change of Control.  A “Change of Control” shall mean the occurrence of any one of the following events upon the occurrence of a Change in Control during the Term.  The Company shall pay to the Executive the amounts he would have otherwise received through the remainder of the Term, as set forth in Sections 3(a) (i) and (ii) of this Agreement, had he remained in service throughout that period.  Payment shall be made in a lump sum within thirty (30) days following the occurrence of the Change in Control.  For this purpose, “Change in Control” means and shall be deemed to have occurred:

(a) if any person (within the meaning of the Securities Exchange Act of 1934, as amended (“Exchange Act”)), other than the Company, a Related Party or Isaac Organization, Inc., is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of Voting Securities representing thirty-five percent (35%) or more of the total voting power of all the then-outstanding Voting Securities; or

(b) if a majority of the members of the Board is replaced during any twelve (12) month period by directors whose appointment or election is not endorsed by a majority of the members of the Board before the date of the appointment or election; or

(c) upon consummation of a merger, consolidation, recapitalization or reorganization of the Company, reverse split of any class of Voting Securities, or an acquisition of securities or assets by the Company other than: (i) any such transaction in which the holders of outstanding Voting Securities immediately prior to the transaction receive (or retain), with respect to such Voting Securities, voting securities of the surviving or transferee entity representing more than fifty percent (50%) of the total voting power outstanding immediately after such transaction, with the voting power of each such continuing holder relative to other such continuing holders not substantially altered in the transaction or (ii) any such transaction which would result in a Related Party beneficially owning more than fifty percent (50%) of the voting securities of the surviving or transferee entity outstanding immediately after such transaction; or

(d) upon consummation of the sale or disposition by the Company of all or substantially all of the Company’s assets, other than any such transaction which would result in a Related Party owning or acquiring more than fifty percent (50%) of the assets owned by the Company immediately prior to the transaction.

(e) For purposes of the foregoing definitions, the following terms shall have the following meanings: (i) “Voting Securities or Security” means any securities of the Company which carry the right to vote generally in the election of directors; (ii) “Subsidiary” or “Subsidiaries” means, with respect to any Person, any corporation, partnership, limited liability company, association or other business entity of which: (A) if a corporation, fifty percent (50%) or more of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or combination thereof; or (B) if a partnership, limited liability company, association or other business entity, fifty percent (50%) or more of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof.  For purposes of this definition, a Person or Persons shall be deemed to have a fifty percent (50%) or more ownership interest in a partnership, limited liability company, association or other business entity if such Person or Persons are allocated fifty percent (50%) or more of partnership, limited liability company, association or other business entity gains or losses or control the managing director or member or general partner of such partnership, limited liability company, association or other business entity; (iii) “Related Party” means: (A) a Subsidiary of the Company; (B) an employee or group of employees of the Company or any Subsidiary of the Company; (C) a trustee or other fiduciary holding Securities under an employee benefit plan of the Company or any majority-owned Subsidiary of the Company; or (D) a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportion as their ownership of Voting Securities; and (iv) “Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, an estate, a trust, a joint venture, an unincorporated organization or a governmental entity or any department, agency or political subdivision thereof.

7. Mediation and Arbitration of Disputes.  If a dispute arises relating to this Agreement or the termination thereof, claims for breach of contract or breach of the covenant of good faith and fair dealing, claims of discrimination or any other claims under any federal, state or local law or regulation now in existence or hereinafter enacted, and as amended from time to time (“Dispute), the Parties shall attempt in good faith to settle the Dispute through mediation conducted by a mediator to be mutually selected by the Parties. The Company shall pay the costs of the mediator.  Each Party shall cooperate fully and fairly with the mediator, and shall in good faith attempt to reach a mutually satisfactory compromise of the Dispute.  If the Dispute is not resolved within thirty (30) days after it is referred to the mediator, it shall be resolved through final and binding arbitration, as specified in this Section 7.

Binding arbitration shall be conducted by the Judicial Arbitration and Mediation Services, Inc. (“JAMS”), sitting in San Diego County, California, for resolution by a single arbitrator acceptable to both Parties.  If the Parties fail to agree to an arbitrator within ten (10) business days of a written demand for arbitration being sent by one Party to the other Party, then JAMS shall select the arbitrator according to the JAMS Rules for Commercial Arbitration.  The arbitration shall be conducted pursuant to the California Code of Civil Procedure and the California Code of Evidence.  The award of such arbitrator shall be final and binding on the Parties, and may be enforced by any court of competent jurisdiction.  In the event of arbitration to resolve a Dispute, the prevailing Party shall be entitled to recover its attorney’s fees and other out-of-pocket costs incurred in connection therewith from any non-prevailing Party involved therein.

8. Consent to Jurisdiction.  To the extent that any court action is permitted consistent with or to enforce Section 7 of this Agreement, the Parties hereby consent to the jurisdiction of the San Diego County Superior Court of California State and the United States District Court for the Southern District of California.  Accordingly, with respect to any such court action, the Executive and the Company: (i) submit to the personal jurisdiction of such courts; (ii) consent to service of process; and (iii) waive any other requirement (whether imposed by statute, rule of court, or otherwise) with respect to personal jurisdiction or service of process.

9. Integration.  This Agreement constitutes the entire agreement and understanding between the Parties with respect to the subject matter of this Agreement and supersedes all prior agreements between the Parties concerning such subject matter.

10. Successor to the Executive.  This Agreement shall inure to the benefit of and be enforceable by the Executive's personal representatives, executors, administrators, heirs, distributees, devisees and legatees.  In the event of the Executive's death after his termination of employment, but prior to the completion by the Company of all payments due him under this Agreement, the Company shall continue such payments to the Executive's beneficiary designated in writing to the Company prior to his death (or to his estate, if the Executive fails to make such designation).

11. Enforceability.  If any portion or provision of this Agreement (including, without limitation, any portion or provision of any section of this Agreement) shall to any extent be declared illegal or unenforceable by a court of competent jurisdiction, then the remainder of this Agreement, or the application of such portion or provision in circumstances other than those as to which it is so declared illegal or unenforceable, shall not be affected thereby, and each portion and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

12. Waiver.  No waiver of any provision hereof shall be effective, unless made in writing and signed by the waiving Party.  The failure of any Party to require the performance of any term or obligation of this Agreement, or the waiver by any Party of any breach of this Agreement, shall not prevent any subsequent enforcement of such term or obligation or be deemed a waiver of any subsequent breach.

13. Notices.  Any notices, requests, demands and other communications provided for by this Agreement shall be sufficient if in writing and delivered in person or sent by a nationally recognized overnight courier service or by registered or certified mail, postage prepaid, return receipt requested, to the Executive at the last address the Executive has filed in writing with the Company or, in the case of the Company, to Kenneth L. Waggoner, Executive Vice President Legal, General Counsel and Director of the Company, 12526 High Bluff Drive, Suite 155, San Diego, California USA.

14. Effect on Other Plans.  Nothing in this Agreement shall be construed to limit the rights of the Executive under the Company's benefit plans, programs or policies except: (i) as otherwise provided in this Agreement; and (ii) that the Executive shall have no rights to any severance or similar benefits under any severance pay plan, policy or practice.

15. Amendment.  This Agreement may be amended or modified only by a written instrument signed both by the Executive and by a duly authorized representative of the Company.

16. Governing Law.  This is a California contract and shall be construed under and be governed in all respects by the laws of the State of California, without giving effect to the conflict of laws principles of California.  With respect to any disputes concerning federal law, such disputes shall be determined in accordance with the law as it would be interpreted and applied by the United States Court of Appeals for the Ninth Circuit.

17. Counterparts.  This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be taken to be an original, and such counterparts shall together constitute one and the same document.

18. Successor to Company.  The Company shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of the Company expressly to assume and agree to perform this Agreement to the same extent that the Company would be required to perform it if no succession had taken place.  Failure of the Company to obtain an assumption of this Agreement at or prior to the effectiveness of any succession shall be a breach of this Agreement and shall constitute Good Reason if the Executive elects to terminate employment.

19. Gender Neutral.  Wherever used herein, a pronoun in the masculine gender shall be considered as including the feminine gender unless the context clearly indicates otherwise.

IN WITNESS WHEREOF, the parties have executed this Agreement effective on the date and year first above written.

CHINA TEL GROUP, INC. By __________________________________ George Alvarez Title: Chief Executive Officer	TAY YOUNG LEE By:_________________________________ Tay Young Lee Title: President